EXHIBIT 10.2

STERLING CHEMICALS

Sterling Chemicals, Inc.
Amended And Restated
Hourly Paid Employees’ Pension Plan

Effective as of January 1, 2007

Amended And Restated
Salaried Employees’ Pension Plan
Table of Contents
Preamble

	Article I
	Definitions

1.1	Plan Definitions	1
1.2	Construction	9

	Article II
	Hours of Service

2.1	Crediting of Hours of Service	9
2.2	Hours of Service Equivalencies	11
2.3	Determination of Non-Duty Hours of Service	11
2.4	Allocation of Hours of Service to Service Computation Periods	12
2.5	Department of Labor Rules	13

	Article III
	Service & Credited Service

3.1	Service	13
3.2	Credited Service	14
3.3	Transfers	15
3.4	Retirement or Termination and Reemployment	15
3.5	Finality of Determinations	17

	Article IV
	Eligibility For Participation

4.1	Participation	17
4.2	Termination of Participation	17
4.3	Participation Upon Reemployment	18
4.4	Finality of Determinations	18

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Article V
Normal Retirement

5.1	Eligibility	18
5.2	Amount	18
5.3	Special Calculation For Participants Who Transferred From The Salaried Plan 20
5.4	Adjustment to Normal Retirement Benefit for Employment After Normal Retirement Date	20
5.5	Payment	21

	Article VI
	Early Retirement

6.1	Eligibility	21
6.2	Amount	22
6.3	Payment	22

	Article VII
	Vested Rights

7.1	Vesting	22
7.2	Eligibility for Deferred Vested Retirement Benefit	23
7.3	Amount of Deferred Vested Retirement Benefit	23
7.4	Payment	23
7.5	Election of Former Vesting Schedule	23

	Article VIII
	Disability

8.1	Eligibility for Disability Accruals	24
8.2	Disability Accrual	24

	Article IX
	Forms of Payment

9.1	Normal Form of Payment	24
9.2	Optional Forms of Payment	25
9.3	Designation of Beneficiary and Beneficiary in Absence of Designated Beneficiary	29
9.4	Notice Regarding Forms of Payment	29
9.5	Election Period	30
9.6	Spousal Consent Requirements	30
9.7	Death Prior to Annuity Starting Date	31
9.8	Effect of Reemployment on Form of Payment	31

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	Article X
	Survivor Benefits

10.1	Eligibility for Qualified Preretirement Survivor Annuity	31
10.2	Amount of Qualified Preretirement Survivor Annuity	32
10.3	Payment of Qualified Preretirement Survivor Annuity	32

	Article XI
	General Provisions & Limitations Regarding Benefits

11.1	Suspension of Benefits for Rehired Retired Participants	33
11.2	Exception to Suspension of Benefits Rule	33
11.3	Non-Alienation of Retirement Rights or Benefits	33
11.4	Payment of Benefits to Others	34
11.5	Payment of Small Benefits; Deemed Cashout	34
11.6	Direct Rollovers	35
11.7	Limitations on Commencement	35
11.8	Post Age 70 1/2 Payments	36
11.9	Offset to Accrual After Normal Retirement Date	36

	Article XII
	Maximum Retirement Benefits

12.1	Definitions	37
12.2	Maximum Limitation on Annual Benefits	40
12.3	Manner of Reduction	40

	Article XIII
	Pension Fund

13.1	Pension Fund	40
13.2	Contributions by the Employers	40
13.3	Expenses of the Plan	41
13.4	No Reversion	41
13.5	Forfeitures Not to Increase Benefits	42
13.6	Change of Funding Medium	42

	Article XIV
	Administration

14.1	Authority of the Sponsor	42
14.2	Action of the Sponsor	43
14.3	Claims Review Procedure	43
14.4	Qualified Domestic Relations Orders	44
14.5	Indemnification	44
14.6	Actions Binding	44

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	Article XV
	Adoption By Other Entities

15.1	Adoption by Affiliated Companies	45
15.2	Effective Plan Provisions	45

	Article XVI
	Amendment & Termination of Plan

16.1	Sponsor’s Right of Amendment	45
16.2	Termination of the Plan	46
16.3	Adjustment of Allocation	47
16.4	Assets Insufficient for Allocation	47
16.5	Assets Insufficient for Allocation Under Paragraph (c) of Section 16.2	47
16.6	Allocations Resulting in Discrimination	48
16.7	Residual Assets	48
16.8	Meanings of Terms	48
16.9	Payments by the Funding Agent	48
16.10	Residual Assets Distributable to the Employers	48
16.11	Withdrawal of an Employer	49

	Article XVII
	Miscellaneous

17.1	No Commitment as to Employment	49
17.2	Claims of Other Persons	49
17.3	Governing Law	49
17.4	Nonforfeitability of Benefits Upon Termination or Partial Termination	50
17.5	Merger, Consolidation, or Transfer of Plan Assets	50
17.6	Funding Agreement	50
17.7	Benefit Offsets for Overpayments	50
17.8	Internal Revenue Requirements	50
17.9	Veterans Reemployment Rights	51

	Addendum A

	Section I
	Definitions

1.1	Definitions 53

	Section II
	General Rules

2.1	Effective Date	53
2.2	Precedence	54

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2.3	Requirements of Treasury Regulations Incorporated	53
2.4	TEFRA Section 242(b)(2) Elections	54

	Section III
	Time and Manner of Distribution

3.1	Required Beginning Date	54
3.2	Death of Participant Before Distributions Begin	54
3.3	Form of Distribution	55

	Section IV
	Determination of Amount To Be Distributed Each Year

4.1	General Annuity Requirements	55
4.2	Amount Required to be Distributed by Required Beginning Date	56
4.3	Additional Accruals After First Distribution Calendar Year	56

	Section V
	Requirements For Annuity Distributions
	That Commence During Participant’s Lifetime

5.1	Joint Life Annuities Where the Beneficiary Is Not the Participant’s Spouse	56
5.2	Period Certain Annuities	57

	Section VI
	Requirements For Minimum Distributions
	Where Participant Dies Before Date Distributions Begin

6.1	Participant Survived by Designated Beneficiary	57
6.2	No Designated Beneficiary	58
6.3	Death of Surviving Spouse Before Distributions to Surviving Spouse Begin	58

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Preamble
The Sterling Chemicals, Inc. Amended and Restated Hourly Paid Employees’ Pension Plan was originally established effective August 1, 1986. The Plan was amended effective June 1, 2004, to close participation in the Plan. The Plan is hereby amended and restated in its entirety. The Plan, as amended and restated hereby, is intended to qualify as a defined benefit pension plan under Code Section 401(a). The Plan is maintained for the exclusive benefit of eligible employees and their beneficiaries.
Except as otherwise specifically provided in the Plan, this amended and restated Plan shall be effective as of January 1, 2007, and the rights of any person who did not have an Hour of Service under the Plan on or after January 1, 2007, shall generally be determined in accordance with the terms of the Plan as in effect on the date for which he was last credited with an Hour of Service.
Notwithstanding any other provision of the Plan to the contrary, a Participant’s vested interest in his Accrued Benefit under the Plan on and after the effective date of this amendment and restatement shall be not less than his vested interest in his Accrued Benefit on the day immediately preceding the effective date.
Article I
Definitions
1.1 Plan Definitions
As used herein, the following words and phrases, when they appear with initial letters capitalized as indicated below, have the meanings hereinafter set forth:
A Participant’s “Accrued Benefit” as of any date means the portion of his monthly normal retirement benefit accrued as of that date determined as provided in Article V, based on his years of Credited Service and the benefit rate in effect on that date; provided, however, that effective July 1, 2007, a Participant’s Accrued Benefit means his benefit accrued as of July 1, 2007, as determined under the terms of the Plan in effect on that date.
The “Actuarial Equivalent” of a value means the actuarial equivalent determined using the 1971 Towers, Perrin, Forster & Crosby Forecast Mortality Table with ages set back one year for Participants and ages set back five years for Beneficiaries and an interest rate of seven percent, except that in determining present value for purposes of a single sum payment, the following factors shall be used: (i) the table prescribed by the Secretary of the Treasury, which shall be based on the prevailing commissioners’ standard table, described in Code Section 807(d)(5)(A), used to determine reserves for group annuity contracts issued on the date as of which present value is being determined (without regard to any other subparagraph of Code Section 807(d)(5)) and (ii) the annual rate of interest on 30-year Treasury securities for the second calendar month preceding the Plan Year in which the distribution is made. For any single sum payment with an Annuity Starting Date on or after December 31, 2002, the applicable mortality table is the table specified in Revenue Ruling 2001-62.
Notwithstanding the foregoing, for distributions made prior to October 1, 2000, for purposes of determining present value, the following factors were applicable: (i) the mortality rates used by the Pension Benefit Guaranty Corporation for terminating single-employer plans and (ii) the “PBGC interest rate”. For any distribution made on or after October 1, 2000, but before February 22, 2003, present value was determined using the factors in this paragraph or the immediately preceding paragraph, whichever provided a greater benefit.
For purposes of this section, the “PBGC interest rate” means the immediate and deferred rates, as applicable, utilized by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a lump sum distribution on plan termination as in effect at the beginning of the Plan Year in which present value is being determined.
For a Participant who has reached Normal Retirement Date at the time present value is being determined, the present value of his Accrued Benefit shall be calculated based on the immediate annuity payable to the Participant as of his Annuity Starting Date. For a Participant who has not yet reached Normal Retirement Date at the time present value is being determined, the present value of his Accrued Benefit shall be calculated based on a deferred annuity payable commencing at Normal Retirement Date. For purposes of this paragraph, immediate and deferred annuities will be in the normal form applicable to unmarried Participants under Section 9.1 of the Plan.
The “Actuary” means an independent actuary selected by the Sponsor, who is an enrolled actuary as defined in Code Section 7701(a)(35), or a firm or corporation of actuaries having such a person on its staff, which person, firm, or corporation is to serve as the actuarial consultant for the Plan.
The “Administrator” means the Sponsor unless the Sponsor designates another person or persons to act as such.
An “Affiliated Company” means any corporation or business, other than an Employer, which would be aggregated with an Employer for a relevant purpose under Code Section 414.
A Participant’s, or Beneficiary’s, if the Participant has died, “Annuity Starting Date” means the first day of the first period for which an amount is paid as an annuity or, in the case of a single sum payment, the first day on which all events have occurred which entitle the Participant, or his Beneficiary, if applicable, to such benefit.
If a Participant whose Annuity Starting Date has occurred is reemployed by an Employer or an Affiliated Company resulting in a suspension of benefits in accordance with the provisions of Section 11.1, for purposes of determining the form of payment of such

Participant’s benefit upon his subsequent retirement, such prior Annuity Starting Date shall apply to benefits accrued prior to the Participant’s reemployment. Such prior Annuity Starting Date shall also apply to benefits accrued following the Participant’s reemployment if such prior Annuity Starting Date occurred on or after the Participant’s Normal Retirement Date. Such prior Annuity Starting Date shall not apply to benefits accrued following the Participant’s reemployment if such prior Annuity Starting Date occurred prior to the Participant’s Normal Retirement Date.
A Participant’s “Beneficiary” means any beneficiary who is entitled to receive a benefit under the Plan upon the death of the Participant.
A “Break in Service” with respect to any Employee means any Service Computation Period during which he completes fewer than 501 Hours of Service, except that no Employee shall incur a Break in Service solely by reason of temporary absence from work not exceeding 12 months resulting from illness, layoff, or other cause if authorized in advance by an Employer pursuant to its uniform leave policy, if his employment is not otherwise terminated during the period of such absence.
The “Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference to a Code section shall include (i) such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section and (ii) all rulings, regulations, notices, announcements, and other pronouncements issued by the U.S. Treasury Department, the Internal Revenue Service, and any court of competent jurisdiction that relate to such section.
A Participant’s “Credited Service” means his period of service for purposes of determining the amount of any benefit for which he is eligible under the Plan, as computed in accordance with the provisions of Article III.
A Participant is “Disabled” if the Participant meets the eligibility requirements in Section 8.1.
“Early Retirement Date” means the following:
(1)	for a Participant who elects to commence payments while his employment continues, as permitted under Section 6.1 of the Plan, the first day of the month following the latest of (i) the month in which he meets the eligibility requirements in Section 6.1, (ii) the month in which he attains age 62, or (iii) the month in which he makes written application for an early retirement benefit; or

(2)	for a Participant who does not elect to commence payments while his employment continues, the first day of the month following the later of the month in which he retires after meeting the eligibility requirements in Section 6.1 or the month in which he makes written application for an early retirement benefit, but not later than his Normal Retirement Date.

An “Employee” means any hourly-paid employee on the payroll of an Employer who is characterized or treated by the Employer as a common law employee and who is covered by a collective bargaining agreement with the Union. Any employee who becomes an Employee as a result of reclassification by the Employer as a common law employee shall become an Employee effective as of the date of such reclassification.
Notwithstanding the foregoing, the term “Employee” shall not include the following:
(1)	any nonresident alien who does not receive United States source income;

(2)	any temporary worker who is engaged through or employed by a temporary or leasing agency; or

(3)	any leased employee or any person who is an independent contractor or who is employed by another company while providing services to the Employer.
For purposes of the Plan with respect to the provisions of Code Sections 401(a)(3), (4), (7) and (16), and 408(k), 410, 411, 415 and 416, any “leased employee,” other than an excludable leased employee, shall be treated as an employee of an Employer or any other Affiliated Company; provided, however, that no “leased employee” shall become an Employee or shall accrue a benefit hereunder based on service as a “leased employee”.
A “leased employee” means any person who performs services for an Employer or an Affiliated Company (the “recipient”) (other than an employee of the recipient) pursuant to an agreement between the recipient and any other person (the “leasing organization”) on a substantially full-time basis for a period of at least one year, provided that such services are performed under the primary direction or control of the recipient. An “excludable leased employee” means any leased employee of the recipient who is covered by a money purchase pension plan maintained by the leasing organization which provides for (i) a nonintegrated employer contribution on behalf of each participant in the plan equal to at least ten percent of compensation, (ii) full and immediate vesting, and (iii) immediate participation by employees of the leasing organization (other than employees who perform substantially all of their services for the leasing organization or whose compensation from the leasing organization in each plan year during the four-year period ending with the plan year is less than $1,000); provided, however, that leased employees do not constitute more than 20 percent of the recipient’s nonhighly compensated work force. For purposes of this Section, contributions or benefits provided to a leased employee by the leasing organization that are attributable to services performed for the recipient shall be treated as provided by the recipient.
An “Employer” means the Sponsor and any entity which has adopted the Plan as provided under Article XV.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a section of ERISA shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.
A Participant’s “Final Average Pay” means the sum of his Average Base Pay, Average Overtime Pay, and Average Shift Premium for the Averaging Period described in (1) or (2) below, whichever provides the greater dollar amount:
(1)	the last 36 calendar months during which he has Base Pay immediately preceding the earlier of:
(a)	the date the Participant’s employment terminates (or the Participant’s period of employment, if shorter); or
(b)	July 1, 2007; or
(2)	his highest three calendar years during the five consecutive calendar years immediately preceding the earlier of:
(a)	the calendar year during which the Participant’s employment terminates, or;
(b)	January 1, 2007.
For purposes of this Section, the following terms have the following meanings:
(3)	A Participant’s “Average Base Pay” means his average Base Pay on the last day of each month during the applicable Averaging Period multiplied by 2,080.

(4)	A Participant’s “Average Overtime Pay” means his Base Pay multiplied by the average number of overtime hours worked by all Employees at the location at which the Participant is employed during the applicable Averaging Period. For this purpose, overtime hours are considered worked during the month in which an Employee is paid for such hours.

(5)	A Participant’s “Average Shift Premium” means his total shift premium paid for regularly scheduled hours during the applicable Averaging Period divided by 3. For this purpose, shift premium pay is considered attributable to hours worked during the month in which the shift premium is paid.

(6)	“Base Pay” means a Participant’s regular, base, straight time rate of hourly compensation, exclusive of any premium. If on the last day of a month a Participant is receiving only accident or sickness pay or disability income from a welfare plan maintained by his Employer, his Base Pay for the month shall be equal to his Base Pay on his last day worked. If during an Averaging Period a Participant is voluntarily or involuntarily transferred to a different job resulting in a reduction in his Base Pay, the Participant’s Base Pay for each month following the transfer will be equal to the greater of (i) his Base Pay immediately preceding the transfer or (ii) his Base Pay for any subsequent month during the Averaging Period.
In no event, shall the pay of a Participant taken into account for purposes of determining Final Average Pay hereunder for any 12-consecutive-month period (the “limitation period”) exceed (1) $200,000 for limitation periods beginning before January 1, 1994, or (2) $150,000 for limitation periods beginning on or after January 1, 1994. Notwithstanding the foregoing, for any Participant who is credited with at least one Hour of Service on or after January 1, 2002, the pay of such Participant taken into account in determining Final Average Pay for any limitation period beginning after December 31, 2001 shall not exceed $200,000. For purposes of determining Final Average Pay in a Plan Year beginning after December 31, 2001, pay for any prior limitation period shall be limited to $200,000.
The limitations set forth in the preceding paragraph shall be subject to adjustment annually as provided in Code Section 401(a)(17)(B) and Code Section 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for limitation periods beginning in such calendar year.
Notwithstanding any other provision of the Plan to the contrary, pay for employment after July 1, 2007 shall not be included in determining a Participant’s Final Average Pay.
The “Funding Agent” means the person or persons which at the time shall be designated, qualified, and acting under the Funding Agreement and shall include (i) any trustee for a trust established pursuant to the Funding Agreement, (ii) any insurance company that issues an annuity or insurance contract pursuant to the Funding Agreement, or (iii) any person holding assets in a custodial account pursuant to the Funding Agreement. The Sponsor may designate a person or persons other than the Funding Agent to perform any responsibilities of the Funding Agent under the Plan, other than trustee responsibilities as defined in ERISA Section 405(c)(3), and the Funding Agent shall not be liable for the performance of such person in carrying out such responsibilities except as otherwise provided by ERISA. The term Funding Agent shall include any delegate of the Funding Agent as may be provided in the Funding Agreement.
The “Funding Agreement” means the agreement entered into between the Sponsor and the Funding Agent relating to the holding, investment, and reinvestment of the assets of the Plan, together with all amendments thereto, and shall include any agreement establishing a trust, a custodial account, an annuity contract, or an insurance contract (other than a life, health or accident, property, casualty, or liability insurance contract) for the investment of assets; provided, however, that any custodial account or contract established hereunder meets the requirements of Code Section 401(f).
A “Highly Compensated Employee” means any Employee or former Employee who is a highly compensated active employee or a highly compensated former employee as defined hereunder.

A “highly compensated active employee” includes any Employee who performs services for an Employer or any Affiliated Company during the Plan Year and who (i) was a five percent owner at any time during the Plan Year or the look back year or (ii) received compensation from the Employers and Affiliated Companies during the look back year in excess of $80,000 (subject to adjustment annually at the same time and in the same manner as under Code Section 415(d)). The dollar amount in (ii) shall be pro-rated for any Plan Year of fewer than 12 months.
A “highly compensated former employee” includes any Employee who (i) separated from service from an Employer and all Affiliated Companies (or is deemed to have separated from service from an Employer and all Affiliated Companies) prior to the Plan Year, (ii) performed no services for an Employer or any Affiliated Company during the Plan Year, and (iii) for either the separation year or any Plan Year ending on or after the date the Employee attains age 55, was a highly compensated active employee, as determined under the rules in effect under Code Section 414(q) for such year.
The determination of who is a Highly Compensated Employee hereunder shall be made in accordance with the provisions of Code Section 414(q) and regulations issued thereunder.
For purposes of this definition, the following terms have the following meanings:
(1)	An employee’s “compensation” means Compensation as defined in Section 12.1.

(2)	The “look back year” means the 12-month period immediately preceding the Plan Year.
An “Hour of Service” with respect to any Employee means an hour which is determined and credited as such in accordance with the provisions of Article II.
“LTD Plan” means the Employer’s long-term disability plan.
A Participant’s “Normal Retirement Date” for purposes of benefit eligibility means the later of (i) the date on which he attains age 65 or (ii) the earlier of (A) the date he completes 5 years of Service or (B) the fifth anniversary of the date he commenced participation in the Plan. For all other purposes, Normal Retirement Date means the first day of the month immediately following such date.
A “Participant” means any person who becomes eligible to participate in the Plan in accordance with the provisions of Article IV and who retains an Accrued Benefit under the Plan.
The “Pension Fund” means the fund or funds maintained under the Funding Agreement for purposes of accumulating contributions made by the Employers and paying benefits under the Plan.

The “Plan” means this Sterling Chemicals, Inc. Amended and Restated Hourly Paid Employees’ Pension Plan, established effective August 1, 1986, as amended and restated by this instrument, with all amendments, modifications, and supplements hereafter made.
A “Plan Year” on and after January 1, 2004 means the 12-consecutive-month period ending each December 31. The Plan Year that began on October 1, 2003 ended on December 31, 2003. Prior to October 1, 2003, the Plan Year meant the 12-consecutive-month period ending each September 30. The first Plan Year began on August 1, 1986 and ended on September 30, 1986.
“Prior Monsanto Participant” means each employee of an Employer as of August 1, 1986 who was previously an employee of the Monsanto Company (whether or not just prior to formation of the Employer) and was a participant in the Monsanto Company Salaried Employees’ Pension Plan or the Monsanto Company Hourly Paid Employees’ Pension Plan during such employment with the Monsanto Company.
A “Qualified Joint and Survivor Annuity” is an immediate annuity payable to the Participant for his life with a survivor benefit payable upon the death of the Participant to the Participant’s Spouse (determined as of his Annuity Starting Date) for the remainder of such Spouse’s lifetime. The amount of the survivor benefit payable under a Qualified Joint and Survivor Annuity shall be equal to at least 50 percent of the amount the Participant was receiving on his date of death.
A “Qualified Preretirement Survivor Annuity” is an annuity payable to the surviving Spouse of a Participant for such Spouse’s life as provided in Article X.
A Participant’s “Required Beginning Date” on and after December 31, 1998 means the April 1 following the calendar year in which occurs the later of (i) the Participant’s attainment of age 70 1/2 or (ii) the date the Participant retires; provided, however, that clause (ii) shall not apply to a Participant who is a five percent owner, as defined in Code Section 416(i), with respect to the Plan Year ending with or within the calendar year in which the Participant attains age 70 1/2. The Required Beginning Date of a Participant who is a five percent owner hereunder shall not be redetermined if the Participant ceases to be a five percent owner with respect to any subsequent Plan Year.
A Participant’s “Service” means his period of service for purposes of determining his eligibility for a benefit under the Plan, as computed in accordance with the provisions of Article III.
A “Service Computation Period” means the period used for determining an Employee’s years of Service and years of Credited Service.
The Service Computation Period for determining an Employee’s years of Service is the following: (i) prior to January 1, 1996, the 12-consecutive-month period ending each

September 30; (ii) the period beginning October 1, 1995 and ending September 30, 1996; and (iii) beginning January 1, 1996, the calendar year.
The Service Computation Period for determining an Employee’s years of Credited Service is the following: (i) prior to October 1, 1996, the 12-consecutive-month period ending each September 30; (ii) the period beginning October 1, 1996 and ending December 31, 1996; and (iii) beginning January 1, 1997, the calendar year.
The “Sponsor” means Sterling Chemicals, Inc., and any successor thereto.
A Participant’s “Spouse” means the person who is the Participant’s lawful spouse.
The “Union” means the Texas City, Texas Metal Trades Council, AFL-CIO.
1.2 Construction
Where required by the context, the noun, verb, adjective, and adverb forms of each defined term shall include any of its other forms. Wherever used herein, the masculine pronoun shall include the feminine, the singular shall include the plural, and the plural shall include the singular.
Article II
Hours of Service
2.1 Crediting of Hours of Service
An Employee shall be credited with an Hour of Service under the Plan for:
(a)	Each hour for which he is paid, or entitled to payment, for the performance of duties for an Employer as an Employee; provided, however, that hours paid for at a premium rate shall be treated as straight-time hours.

(b)	Each hour for which he is paid, or entitled to payment, by an Employer on account of a period of time during which no duties as an Employee are performed (irrespective of whether he remains an Employee) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence, up to a maximum of eight hours per day and 40 hours per week; provided, however, that no more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period during which he performs no duties (whether or not such period occurs in a single Service Computation Period); provided, further, that no Hours of Service shall be credited for payment which is made or due under a program maintained solely for the purpose of complying with applicable Workers’ Compensation, unemployment compensation, or disability insurance laws; and provided, further, that no Hours of

Service shall be credited to an Employee for payment which is made or due solely as reimbursement for medical or medically related expenses incurred by him.

(c)	Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer; provided, however, that the crediting of Hours of Service for back pay awarded or agreed to with respect to periods of employment or absence from employment described in any other paragraph of this Section shall be subject to the limitations set forth therein and, if applicable, in Section 2.3 and Section 2.4.

(d)	Each hour for which he would have been scheduled to work for an Employer during the period of time that he is absent from work because of service with the armed forces of the United States, up to a maximum of eight hours per day and 40 hours per week, but only if he is eligible for reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 and he returns to work with an Employer within the period during which he retains such reemployment rights.

(e)	Each hour, determined as provided herein, during the period of time that he is absent from work because of disability for which he is eligible for or receiving disability benefits under the LTD Plan. For purposes of this paragraph, an eligible Participant shall be credited with 95 Hours of Service for each half month, or 190 Hours of Service for each full month, during which he is eligible for or receives benefits under the LTD Plan.

(f)	Each hour for which he would have been scheduled to work for an Employer during the period of time that he is absent from work on leave approved by the Employer in order to conduct business on behalf of the Union.

(g)	Each hour for which he would have been scheduled to work for an Employer during the period of time that he is absent from work because of an approved leave of absence or such shorter period as may be specified by the Employer.

(h)	Each hour for which he would have been scheduled to work for an Employer during the first 12 months of any absence from work because of temporary layoff.

(i)	Each hour, determined as provided herein, during the first 12 months of any absence from work because of non-occupational illness or disability that is not yet determined to be a long-term disability for which he is eligible for disability benefits under the LTD Plan. For purposes of this paragraph, an eligible Participant shall be credited with 95 Hours of Service for each half month, or 190 Hours of Service for each full month, during which he is absent because of such illness or disability.

(j)	Each hour, determined as provided herein, during the period of time that he is absent from work because of occupational illness or disability that is not yet determined to be a long-term disability for which he is eligible for disability benefits under the LTD Plan. For purposes of this paragraph, an eligible Participant shall be credited with 95 Hours of Service for each half month, or 190 Hours of Service for each full month, during which he is absent because of such illness or disability.

(k)	Solely for purposes of determining whether he has incurred a Break in Service, each hour for which he would have been scheduled to work for an Employer during the period of time that he is absent from work because of the birth of a child, pregnancy, the adoption of a child, or the caring for a child for the period beginning following the birth or adoption of such child, up to a maximum of eight hours per day and 40 hours per week so that, when added to Hours of Service credited under any other paragraph of this Section, he shall be credited with not fewer than 501 total Hours of Service under the Plan for the Service Computation Period in which his absence commenced or the immediately following Service Computation Period; provided, however, that he shall be credited with Hours of Service under this paragraph for the Service Computation Period in which his absence from employment commenced only if necessary to prevent a Break in Service; and provided, further, that he shall be credited with Hours of Service under this paragraph for the Service Computation Period immediately following the Service Computation Period in which his absence from employment commenced only if he is not credited with Hours of Service under this paragraph for the Service Computation Period in which his absence from employment commenced.

(l)	Solely for purposes of determining whether he has incurred a Break in Service, each hour for which he would be scheduled to work for an Employer during the period of time that he is absent from work on an approved leave of absence pursuant to the Family and Medical Leave Act of 1993; provided, however, that Hours of Service shall not be credited to an Employee under this paragraph if the Employee fails to return to employment with an Employer following such leave.
Notwithstanding anything to the contrary contained in this Section, no more than one Hour of Service shall be credited to an Employee for any one hour of his employment or absence from employment.
2.2 Hours of Service Equivalencies
Notwithstanding any other provision of the Plan to the contrary, if an Employer does not maintain records that accurately reflect actual hours of service with respect to an Employee, such Employee shall be credited with 95 Hours of Service for each semi-monthly payroll period, which results in a credit of 190 Hours of Service for each month in which he performs an Hour of Service.
2.3 Determination of Non-Duty Hours of Service
In the case of a payment which is made or due from an Employer on account of a period during which an Employee performs no duties, and which results in the crediting of Hours of Service, or in the case of an award or agreement for back pay, to the extent that such award or agreement is made with respect to a period during which an Employee performs no duties, the number of Hours of Service to be credited shall be determined as follows:

(a)	In the case of a payment made or due which is calculated on the basis of units of time, such as hours, days, weeks, or months, the number of Hours of Service to be credited shall be the number of regularly scheduled working hours included in the units of time on the basis of which the payment is calculated.

(b)	In the case of a payment made or due which is not calculated on the basis of units of time, the number of Hours of Service to be credited shall be equal to the amount of the payment divided by the Employee’s most recent hourly rate of compensation immediately prior to the period to which the payment relates.

(c)	Notwithstanding the provisions of paragraphs (a) and (b), no Employee shall be credited on account of a period during which no duties are performed with a number of Hours of Service that is greater than the number of regularly scheduled working hours during such period.

(d)	If an Employee is without a regular work schedule, the number of “regularly scheduled working hours” shall mean the average number of hours worked by Employees in the same job classification during the period to which the payment relates, or if there are no other Employees in the same job classification, the average number of hours worked by the Employee during an equivalent, representative period.
For the purpose of crediting Hours of Service for a period during which an Employee performs no duties, a payment shall be deemed to be made by or due from an Employer (i) regardless of whether such payment is made by or due from an Employer directly, or indirectly through (among others) a trust fund or insurer to which the Employer contributes or pays premiums, and (ii) regardless of whether contributions made or due to such trust fund, insurer, or other entity are for the benefit of particular persons or are on behalf of a group of persons in the aggregate.
2.4 Allocation of Hours of Service to Service Computation Periods
Hours of Service credited under Section 2.1 shall be allocated to the appropriate Service Computation Period as follows:
(a)	Hours of Service described in paragraph (a) of Section 2.1 shall be allocated to the Service Computation Period in which the duties are performed.

(b)	Hours of Service credited to an Employee for a period during which an Employee performs no duties shall be allocated as follows:
(1)	Hours of Service credited to an Employee on account of a payment which is calculated on the basis of units of time, such as hours, days, weeks, or months, shall be allocated to the Service Computation Period or Periods in which the period during which no duties are performed occurs, beginning with the first unit of time to which the payment relates.

(2)	Hours of Service credited to an Employee on account of a payment which is not calculated on the basis of units of time shall be allocated to the Service Computation Period or Periods in which the period during which no duties are performed occurs, or, if such period extends beyond one Service Computation Period, such Hours of Service shall be allocated equally between the first two such Service Computation Periods.

(3)	Hours of Service credited to an Employee for a period of absence during which the Employee performs no duties and for which no payment is due from his Employer shall be allocated to the Service Computation Period or Periods during which such absence occurred.

(4)	Hours of Service credited to an Employee because of an award or agreement for back pay shall be allocated to the Service Computation Period or Periods to which the award or agreement for back pay pertains, rather than to the Service Computation Period in which the award, agreement, or payment is made.
2.5 Department of Labor Rules
The rules set forth in paragraphs (b) and (c) of Department of Labor Regulation Section 2530.200b-2, which relate to determining Hours of Service attributable to reasons other than the performance of duties and crediting Hours of Service to Service Computation Periods, are hereby incorporated into the Plan by reference.
Article III
Service & Credited Service
3.1 Service
Each person who is an employee of the Employer shall be credited with Service for determining his vested interest in his Accrued Benefit as follows:
(a)	For periods on and after October 1, 1993, with the exception of the periods described in item (b) below, he shall be credited with a year of Service for each Service Computation Period for which he is credited with at least 1,000 Hours of Service; provided, however, that if he is credited with fewer than 1,000 Hours of Service for a Service Computation Period, he shall be credited with a partial year of Service in the ratio that his Hours of Service for the Service Computation Period bears to 1,000.

(b)	An employee who is credited with at least 1,000 Hours of Service in the Service Computation Period that began on October 1, 1995 and ended on September 30, 1996 and in the Service Computation Period that began January 1, 1996 shall be credited with a year of Service for each such Service Computation Period.

(c)	A Participant who meets the requirements of Section 8.1, entitled “Eligibility for Disability Accruals” who has not elected to cease payments under the LTD Plan and receive retirement benefits under the Plan in accordance with Section 8.1 will continue to accrue Service while eligible for benefits under the Employer’s LTD Plan, in accordance with Section 8.2.

(d)	For periods prior to October 1, 1993, Service was credited in accordance with the provisions of the Plan as constituted prior to such date.

(e)	For Prior Monsanto Participants, Service is credited on August 1, 1986 in an amount that is not less than the Service credited to the Participant under the Monsanto Company Salaried Employees’ Pension Plan and/or the Monsanto Company Hourly Paid Employees’ Pension Plan as of August 1, 1986.
3.2 Credited Service
There shall be no Credited Service credited under the Plan after July 1, 2007, except for purposes of determining a Participant’s eligibility for Disability accruals in accordance with the provisions of Section 8.1.
Each person who was an Employee on or prior to July 1, 2007 shall be credited with Credited Service for determining the amount of his Accrued Benefit as follows:
(a)	For periods on and after October 1, 1993, subject to any limitations set forth in Article V, with the exception of the periods described in item (b) below, he shall be credited with a year of Credited Service for each Service Computation Period for which he is credited with at least 2,080 Hours of Service.

If the Participant is credited with fewer than 2,080 Hours of Service, he shall be credited with a partial year of Credited Service in the ratio that his Hours of Service for the Service Computation Period bears to 2,080.

(b)	For the Service Computation Period that began on October 1, 1995 and ended on December 31, 1995, a Participant shall be credited with a fractional year of Credited Service for such Service Computation Period in the ratio that his Hours of Service for the Service Computation Period bears to 2,080.

(c)	A Participant who meets the requirements of Section 8.1, entitled “Eligibility for Disability Accruals” who has not elected to cease payments under the LTD Plan and receive retirement benefits under the Plan in accordance with Section 8.1 will continue to accrue Credited Service while eligible for benefits under the Employer’s LTD Plan, in accordance with Section 8.2, at the rate of 190 Hours of Service per month.

(d)	For periods prior to October 1, 1993, Service was credited in accordance with the provisions of the Plan as constituted prior to such date.

(e)	For Prior Monsanto Participants, Credited Service is credited on August 1, 1986 in an amount that is not less than the Credited Service credited to the Participant under the Monsanto Company Salaried Employees’ Pension Plan and/or the Monsanto Company Hourly Paid Employees’ Pension Plan as of August 1, 1986.
3.3 Transfers
Notwithstanding the provisions of Sections 3.1 and 3.2, Service and Credited Service credited to a person shall be subject to the following, provided, however, no Employee shall become a Participant on or after June 1, 2004.
(a)	Any person who transfers or retransfers to employment with an Employer as an Employee directly from other employment with an Employer in a capacity other than as an Employee, shall be credited with Service and Credited Service for such other employment as if such other employment were employment with an Employer as an Employee.

(b)	Any person who transfers from employment with an Employer as an Employee directly to other employment with an Employer in a capacity other than as an Employee shall be deemed by such transfer not to lose his Service or Credited Service, and shall be deemed not to retire or otherwise terminate his employment as an Employee until such time as he is no longer in the employment of an Employer, at which time he shall become entitled to benefits if he is otherwise eligible therefore under the provisions of the Plan and shall receive credit for Service and Credited Service for such other employment as if such other employment were employment with an Employer as an Employee.

(a)	Any person who transfers or retransfers to employment with an Employer as an Employee directly from other employment with any other Affiliated Company, shall be credited with Service, but not Credited Service, for such other employment as if such other employment were employment with an Employer as an Employee.

(b)	Any person who transfers from employment with an Employer as an Employee directly to employment with any other Affiliated Company, shall be deemed by such transfer not to lose his Service or Credited Service; provided, however, that up to the time he is no longer in the employment of any other Affiliated Company, he shall receive credit for Service, but not for Credited Service, for such other employment as if such other employment were employment with an Employer as an Employee.
Notwithstanding any other provision of this Section, there shall be no Credited Service credited under the Plan after July 1, 2007, except for purposes of determining a Participant’s eligibility for Disability accruals in accordance with the provisions of Section 8.1.
3.4 Retirement or Termination and Reemployment
     If an Employee retires or otherwise terminates employment with the Employers and all Affiliated Companies, his eligibility for and the amount of any benefit to which he may be entitled under the Plan shall be determined based upon the Service and Credited Service with which he is credited at the time of such retirement or other termination of employment. If such retired or former Employee is reemployed by an Employer or any Affiliated Company, the Service and Credited Service with which he was credited at the time of such prior retirement or other termination of employment shall be aggregated with the Service and Credited Service with which he is credited following his reemployment for purposes of determining his eligibility for and the amount of any benefit to which he may be entitled under the Plan upon his subsequent retirement or other termination of employment if:
(a)	he is reemployed before incurring a Break in Service; or

(b)	he is reemployed following a Break in Service and he satisfies the requirements of (1) or (2) below, as applicable:
(1)	he was eligible for any retirement benefit at the time of his previous retirement or other termination of employment and he satisfies any one of the following:
(i)	he completes a year of Service following his return to employment; or

(ii)	his Break in Service was due to layoff and he is reemployed following such layoff; or

(iii)	his Break in Service was due to Disability and the Participant was eligible for benefits under the Employer’s LTD Plan, as described in Section 8.1, and upon cessation of the LTD Plan benefits, the Participant returns to active employment with the Employer as an Employee.
(2)	he terminated his employment before satisfying the conditions of eligibility for any retirement benefit under the Plan and he satisfies any one of the following:
(i)	he completes a year of Service following reemployment and either (A) the aggregate number of his years of Service (not including any years of Service not required to be aggregated because of previous Breaks in Service) is greater than the number of his consecutive one-year Breaks in Service or (B) the number of his consecutive one-year Breaks in Service is less than five; or

(ii)	his Break in Service was due to layoff and he is reemployed within the 3-year period following commencement of such layoff; or

(iii)	his Break in Service was due to Disability and the Participant was eligible for benefits under the Employer’s LTD Plan, as described in Section 8.1, and upon cessation of the LTD Plan benefits, the Participant returns to active employment with the Employer as an Employee; or

(iv)	he completes 10 years of Service following reemployment.

Notwithstanding the foregoing, if the Participant received a single sum payment of the present value of his vested Accrued Benefit as provided in Section 11.5, other than a deemed distribution, because of his prior retirement or termination of employment, his Credited Service credited at the time of such prior retirement or termination of employment shall be lost and shall not be aggregated with the Credited Service credited to the Participant following his reemployment. Payment of the present value of a Participant’s vested Accrued Benefit is deemed to be made because of his prior retirement or termination of employment if it is made before the end of the second Plan Year following the Plan Year in which such retirement or termination occurred.
Notwithstanding any other provision of this Section, if a retired or former Employee returns to employment in a capacity other than as an Employee, his period of employment shall be treated for the purposes of the Plan solely in accordance with the transfer provisions of this Article III.
3.5 Finality of Determinations
All determinations with respect to the crediting of Service and Credited Service under the Plan shall be made on the basis of the records of the Employers, and all determinations so made shall be final and conclusive upon Employees, former Employees, and all other persons claiming a benefit interest under the Plan. Notwithstanding anything to the contrary contained in this Article, there shall be no duplication of Service and Credited Service.
Article IV
Eligibility For Participation
4.1 Participation
Participation in the Plan was frozen effective June 1, 2004. Any Employee who was a Participant on that date shall continue as a Participant hereunder. No other Employee shall become a Participant hereunder after that date.
Prior to June 1, 2004, an employee became a Participant on the day the employee became an Employee; provided no employee became a Participant any earlier than the date their Employer adopted the Plan.
Prior Monsanto Participants became Participants in the Plan on the date they became an Employee.
4.2 Termination of Participation
A person shall remain a Participant as long as he retains an Accrued Benefit under the Plan.

4.3 Participation Upon Reemployment
If a former Employee who was a Participant hereunder is reemployed as an Employee on or after June 1, 2004, he shall not again accrue benefits hereunder.
4.4 Finality of Determinations
All determinations with respect to the eligibility of an Employee to become a Participant under the Plan shall be made on the basis of the records of the Employers, and all determinations so made shall be final and conclusive for all Plan purposes. Each Employee who becomes a Participant shall be entitled to the benefits, and be bound by all the terms, provisions, and conditions of the Plan and the Funding Agreement.
Article V
Normal Retirement
5.1 Eligibility
Each Participant who retires from employment with the Employers on or after his Normal Retirement Date shall be eligible for a normal retirement benefit.
5.2 Amount
Notwithstanding any other provision of the Plan, benefits under the Plan are frozen effective July 1, 2007. No further benefits shall accrue after that date.
Effective for Participants whose employment with an Employer ceases on or after December 31, 1998, an eligible Participant’s monthly normal retirement benefit shall be equal to the product of the applicable dollar amount, determined from the chart below based on the Participant’s Final Average Pay, multiplied by the Participant’s number of years and partial years of Credited Service at retirement.

Final Average Pay	Applicable Dollar Amount
Less than $35,500	$35

At least $35,500, but less than $36,500	$36

At least $36,500, but less than $37,500	$37

At least $37,500, but less than $38,500	$38

At least $38,500, but less than $39,500	$39

Final Average Pay	Applicable Dollar Amount
At least $39,500, but less than $40,500	$40

At least $40,500, but less than $41,500	$41

At least $41,500, but less than $42,500	$42

At least $42,500, but less than $43,500	$43

At least $43,500, but less than $44,500	$44

At least $44,500, but less than $45,500	$45

At least $45,500, but less than $46,500	$46

At least $46,500, but less than $47,500	$47

At least $47,500, but less than $48,500	$48

At least $48,500, but less than $49,500	$49

At least $49,500, but less than $50,500	$50

At least $50,500, but less than $51,500	$51

At least $51,500, but less than $52,500	$52

At least $52,500, but less than $53,500	$53

At least $53,500, but less than $54,500	$54

At least $54,500, but less than $55,500	$55

At least $55,500, but less than $56,500	$56

At least $56,500, but less than $57,500	$57

At least $57,500, but less than $58,500	$58

At least $58,500, but less than $59,500	$59

$59,500 or more	$60
Notwithstanding anything to the contrary contained above, a Participant’s monthly normal retirement benefit determined above will be offset by such Participant’s vested Accrued Benefit payable under the Monsanto Company Salaried Employees’ Pension Plan or the Monsanto Company Hourly Paid Employees’ Pension Plan, if any.

In no event will a reduction in a Participant’s [Average Monthly Earnings] [Final Average Pay?]reduce the normal retirement benefit payable to him below the amount that would have been payable to him under the same form of payment had he retired prior to his Normal Retirement Date when eligible for an early retirement benefit.
5.3 Special Calculation For Participants Who Transferred From The Salaried Plan
The total Accrued Benefit (due to participation in both plans) of a Participant who transferred to employment covered under the Plan from employment covered under the Sterling Chemicals, Inc. Amended and Restated Salaried Employees’ Pension Plan (the “Salaried Plan’) will be the greater of (a) or (b):
(a)	the Accrued Benefit under the Plan, calculated using the total years and partial years of Credited Service under both plans; or

(b)	The sum of (1) and (2):
(1)	The Accrued Benefit under the Plan, calculated using only the Benefit Service earned under the Plan, plus

(2)	The Accrued Benefit payable to him from the Salaried Plan, calculated using only the Credited Service earned under the Salaried Plan, and the formula in effect in the Salaried Plan at the time he ceased to be a participant in the Salaried Plan.
5.4 Adjustment to Normal Retirement Benefit for Employment After Normal Retirement Date
The monthly normal retirement benefit payable with respect to each Participant who continues in employment with his Employer or an Affiliated Company after his Normal Retirement Date shall be determined as provided in paragraph (a), and, if applicable, (b).
(a)	For the period beginning on the Participant’s Normal Retirement Date and ending on the April 1 of the calendar year following the calendar year in which he reaches age 70 1/2, his benefit shall be the greater of (1) or (2):
(1)	the Participant’s Accrued Benefit as of the date such benefit is being determined (taking into account that benefits under the Plan are frozen effective July 1, 2007); or

(2)	the Participant’s Accrued Benefit as of his Normal Retirement Date (taking into account that benefits under the Plan are frozen effective July 1, 2007), increased, using the Actuarial Equivalent as of his Annuity Starting Date (but no later than the April 1 following the calendar year in which the Participant attains age 70 1/2).

(b)	For the period beginning on the April 1 of the calendar year following the calendar year in which he reaches age 70 1/2, the Participant’s monthly retirement benefit shall be adjusted as of each “determination date” (as defined in this Section). His benefit shall be the greater of (1) or (2):
(1)	the Participant’s Accrued Benefit as of the “determination date”; or

(2)	the Actuarial Equivalent on the “determination date” of the Participant’s “adjusted normal retirement benefit” determined under this Section for the prior “determination date” (as defined in this Section).
For purposes of this Section, a “determination date” means the last day of each calendar year during the period beginning with the calendar year following the calendar year in which the Participant attains age 70 1/2 and ending on the earlier of (i) the date the Participant retires from employment with his Employer and all Affiliated Companies, or (ii) his Annuity Starting Date, except that the first “determination date” is the April 1 following the calendar year in which the Participant attains age 70 1/2.
No further adjustments shall be made to a Participant’s monthly normal retirement benefit as provided in paragraphs (a)(2) and (b)(2) after the earlier of (i) the date the Participant retires from employment with his Employer and all Affiliated Companies, or (ii) his Annuity Starting Date, and, if he continues to accrue benefits under the Plan, such continued accruals shall be reduced as provided in Section 11.9.
5.5 Payment
A monthly normal retirement benefit shall be paid to an eligible Participant commencing as of the first day of the month following the month in which he retires, but not later than the date specified in Section 11.7.
Article VI
Early Retirement
6.1 Eligibility
Each Participant who retires from employment with the Employers at or after age 55, but prior to his Normal Retirement Date and who has at least five years of Service and who is not eligible for or does not elect to receive LTD Plan benefits in accordance with the provisions of Article VIII or who ceases to receive LTD Plan benefits and meets the age and Service requirement above as of the date LTD Plan benefits cease shall be eligible for an early retirement benefit.
In addition, a Participant who continues in employment with the Employers after satisfying the conditions in the preceding paragraph shall be eligible for an early retirement benefit upon attaining age 62 and while his employment continues, if he so elects.

6.2 Amount
An eligible Participant’s monthly early retirement benefit shall be equal to his vested Accrued Benefit on his Early Retirement Date; provided, however, that the amount of such benefit shall be adjusted as provided below:
(a)	Except as otherwise provided in paragraph (b) below, the amount of such benefit shall be reduced by 1/4 of one percent for each full calendar month by which his Annuity Starting Date precedes his Normal Retirement Date.

(b)	If a Participant attains the age 55 prior to the termination of his employment with the Employers and the sum of a Participant’s age and years of Service equals or exceeds 80 as of the first day of the month next following the month in which his employment terminates, the reduction in the preceding paragraph will not apply on his Early Retirement Date.
If an eligible Participant elects to receive his early retirement benefit while continuing in active employment, as permitted under Section 6.1, the amount of the benefit payable to the Participant shall be determined in accordance with the provisions of this Section based upon the Participant’s age and years of Service as of his Early Retirement Date. The amount of such benefit shall not be adjusted during the term of the Participant’s employment.
A Participant’s vested interest in his Accrued Benefit shall be determined in accordance with the schedule provided in Section 7.1.
6.3 Payment
A monthly early retirement benefit shall be paid to an eligible Participant commencing as of his Early Retirement Date.
Article VII
Vested Rights
7.1 Vesting
A Participant’s vested interest in his Accrued Benefit shall be determined in accordance with the following schedule, based upon the number of full years of Service credited to him; provided, however, that a Participant’s vested interest in his Accrued Benefit shall be 100 percent if he is employed by an Employer or an Affiliated Company on his Normal Retirement Date, regardless of whether he has completed the number of years of Service required under the schedule for 100 percent vesting.

Years of Service	Vested Interest
less than five	0%

five or more	100%
7.2 Eligibility for Deferred Vested Retirement Benefit
Each Participant who terminates employment with his Employer and all Affiliated Companies, who has a vested interest in his Accrued Benefit, and who is not eligible for a normal, early, or disability retirement benefit under the Plan shall be eligible for a deferred vested retirement benefit.
7.3 Amount of Deferred Vested Retirement Benefit
An eligible Participant’s monthly deferred vested retirement benefit shall be equal to his vested Accrued Benefit on the date of his termination of employment; provided, however, that if the Participant is eligible to elect to begin benefit payments before his Normal Retirement Date as provided in Section 7.4, the amount of such benefit shall be reduced for early commencement in the same way as provided in Section 6.2(a) with respect to an early retirement benefit.
7.4 Payment
A monthly deferred vested retirement benefit shall be paid to an eligible Participant commencing as of his Normal Retirement Date; provided, however, that a Participant may elect to begin benefit payments as of the first day of any month following the month in which he attains age 55.
7.5 Election of Former Vesting Schedule
In the event the Sponsor adopts an amendment to the Plan that changes the vesting schedule under the Plan, including any amendment which directly or indirectly affects the computation of the nonforfeitable interest of Participants’ rights to Accrued Benefits, any Participant with three or more years of Service shall have a right to have his nonforfeitable interest in his Accrued Benefit continue to be determined under the vesting schedule in effect prior to such amendment rather than under the new vesting schedule, unless the nonforfeitable interest of such Participant in his Accrued Benefit under the Plan, as amended, at any time is not less than such interest determined without regard to such amendment. Such Participant shall exercise such right by giving written notice of his exercise thereof to the Administrator within 60 days after the latest of (i) the date he receives notice of such amendment from the Administrator, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted. Notwithstanding the foregoing provisions of this Section, the vested interest of each Participant on the effective date of such amendment shall not be less than his vested interest under the Plan as in effect immediately prior to the effective date thereof.

Article VIII
Disability
8.1 Eligibility for Disability Accruals
Each Participant who ceases active employment with the Employers prior to his Normal Retirement Date due to an illness or disability after meeting the requirements for long-term disability payments under the provisions of the LTD Plan is considered to be Disabled and is eligible to accrue additional Service and Credited Service while receiving payments from the LTD Plan in accordance with the provisions of Sections 3.1 and 3.2 provided the Participant has been credited with at least two and one-half years of Credited Service at the time he becomes eligible for payments under the LTD Plan.
A Participant who is receiving LTD Plan payments may elect to cease such payments prior to his Normal Retirement Date and receive an early retirement or deferred vested retirement benefit in accordance with the provisions of Article VI or VII, provided he meets the eligibility requirements thereunder at the time of the election.
8.2 Disability Accrual
A Participant who meets the requirements of Section 8.1 will accrue Service and Credited Service during the period he is eligible for benefits under the LTD Plan; provided, such Disability accrual ceases on the earliest of:
(a)	the first day of the month after he ceases to meet the requirements of Section 8.1;

(b)	the first day of the month after he elects, in writing, to cease his LTD Plan payments in order to elect retirement benefits under the Plan;

(c)	the date of his death;

(d)	his Normal Retirement Date; or

(e)	for purposes of further accruals of Credited Service only, July 1, 2007.
Article IX
Forms of Payment
9.1 Normal Form of Payment
A Participant who is eligible to receive any retirement benefit under Section 5.1, 6.1, or 7.2 of the Plan shall receive payment of such benefit in accordance with one of the following normal forms of payment:

(a)	A Participant who is not married on his Annuity Starting Date shall receive such benefit in the form of a single life annuity. Such Participant shall receive a monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs.

(b)	A Participant who is married on his Annuity Starting Date shall receive such benefit in the form of a 50 percent Qualified Joint and Survivor Annuity. Such Participant shall receive a reduced monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs. If the Participant’s Spouse survives him, then commencing with the month following the month in which the Participant’s death occurs, his Spouse shall receive a monthly benefit for his or her remaining lifetime equal to one-half of the reduced amount payable during the Participant’s lifetime, the last payment being for the month in which the Spouse’s death occurs. A married Participant may elect to increase the survivor benefit payable to his Spouse under the Qualified Joint and Survivor Annuity to 100 percent or 75 percent of the reduced amount payable during the Participant’s lifetime. Any such election must be made during the election period described in Section 9.5.

The reduced monthly payments to be made to the Participant under this paragraph shall be in an amount which, on the date of commencement thereof, is the Actuarial Equivalent of the monthly benefit otherwise payable to the Participant under the form of payment described in paragraph (a).
To receive a benefit under the Qualified Joint and Survivor Annuity form of payment described in paragraph (b) above, a Participant’s Spouse must be the same Spouse to whom the Participant was married on his Annuity Starting Date. Once a Participant’s Annuity Starting Date occurs and retirement benefit payments commence under one of the normal forms of payment, the form of payment will not change even if the Participant’s marital status changes; provided, however, that if the Participant is reemployed by an Employer or an Affiliated Company, any benefits he accrues under the Plan following such reemployment with respect to which a separate Annuity Starting Date occurs shall be payable in the form elected by the Participant as of such separate Annuity Starting Date.
Subject to the requirements of Section 9.6, a Participant may waive the normal form of payment applicable to him and elect to receive payment of his benefit in one of the optional forms of payment provided in Section 9.2.
9.2 Optional Forms of Payment
Within the election period described in Section 9.5, a Participant who is eligible to receive a normal, early, or deferred vested retirement benefit may elect to receive payment of such benefit in accordance with any one of the following options. If the Participant is married on his Annuity Starting Date, any such election must satisfy the requirements of Section 9.6.

If the Participant’s Beneficiary under an optional form of payment dies prior to the Participant’s Annuity Starting Date, the election shall become inoperative and ineffective, and benefit payments, if any, shall be made under the normal form of payment provided in Section 9.1, unless the Participant elects another optional form of payment provided under the Plan prior to his Annuity Starting Date. Once a Participant’s Annuity Starting Date occurs, however, the optional form of payment elected by the Participant will not change even if the Participant’s marital status changes or his Beneficiary predeceases him; provided, however, that if the Participant is reemployed by an Employer or an Affiliated Company, any benefits he accrues under the Plan following his reemployment with respect to which a separate Annuity Starting Date occurs shall be payable in the form elected by the Participant as of such separate Annuity Starting Date.
The monthly payments made under any optional form of payment hereunder shall be the Actuarial Equivalent of the monthly benefit otherwise payable to the Participant in the single life annuity form described in paragraph (a) of Section 9.1.
(a)	Single Life Annuity. The Participant shall receive a monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs.

(b)	100% Joint and Survivor Annuity. The Participant shall receive a reduced monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs. If the Participant’s Beneficiary survives him, then commencing with the month following the month in which the Participant’s death occurs, his Beneficiary shall receive a monthly benefit for his or her remaining lifetime equal to the reduced amount payable during the Participant’s lifetime, the last monthly payment being for the month in which the Beneficiary’s death occurs.

(c)	75% Joint and Survivor Annuity. The Participant shall receive a reduced monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs. If the Participant’s Beneficiary survives him, then commencing with the month following the month in which the Participant’s death occurs, his Beneficiary shall receive a monthly benefit for his or her remaining lifetime equal to three-quarters of the reduced amount payable during the Participant’s lifetime, the last monthly payment being for the month in which the Beneficiary’s death occurs.

(d)	50% Joint and Survivor Annuity. The Participant shall receive a reduced monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs. If the Participant’s Beneficiary survives him, then commencing with the month following the month in which the Participant’s death occurs, his Beneficiary shall receive a monthly benefit for his or her remaining lifetime equal to one-half of the reduced amount payable during the Participant’s lifetime, the last monthly payment being for the month in which the Beneficiary’s death occurs.

(e)	25% Joint and Survivor Annuity. The Participant shall receive a reduced monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs. If the Participant’s Beneficiary survives him, then commencing with the month following the month in which the Participant’s death occurs, his Beneficiary shall receive a monthly benefit for his or her remaining lifetime equal to one-quarter of the reduced amount payable during the Participant’s lifetime, the last monthly payment being for the month in which the Beneficiary’s death occurs.
(f)	Pop-Up 100% Joint and Survivor Annuity. The Participant shall receive a reduced monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs. If the Participant’s Beneficiary survives him, then commencing with the month following the month in which the Participant’s death occurs, his Beneficiary shall receive a monthly benefit for his or her remaining lifetime equal to the reduced amount payable during the Participant’s lifetime, the last monthly payment being for the month in which the Beneficiary’s death occurs.
If the Beneficiary’s death occurs prior to the death of the Participant, then commencing with the month following the month in which the Beneficiary’s death occurs, the Participant shall receive an increase in the amount of his monthly benefit for the remainder of his or her remaining lifetime equal to the amount that would be payable under a Single Life Annuity, the last monthly payment being for the month in which the Participant’s death occurs.
(c)	Pop-Up 75% Joint and Survivor Annuity. The Participant shall receive a reduced monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs. If the Participant’s Beneficiary survives him, then commencing with the month following the month in which the Participant’s death occurs, his Beneficiary shall receive a monthly benefit for his or her remaining lifetime equal to three-quarters of the reduced amount payable during the Participant’s lifetime, the last monthly payment being for the month in which the Beneficiary’s death occurs.
If the Beneficiary’s death occurs prior to the death of the Participant, then commencing with the month following the month in which the Beneficiary’s death occurs, the Participant shall receive an increase in the amount of his monthly benefit for the remainder of his or her remaining lifetime equal to the amount that would be payable under a Single Life Annuity, the last monthly payment being for the month in which the Participant’s death occurs.
(d)	Pop-Up 50% Joint and Survivor Annuity. The Participant shall receive a reduced monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs. If the Participant’s Beneficiary survives him, then commencing with the month following the month in which the Participant’s death occurs, his Beneficiary shall receive a monthly benefit for his or her remaining lifetime equal to one-half of the reduced amount payable during the Participant’s lifetime, the last monthly payment being for the month in which the Beneficiary’s death occurs.
If the Beneficiary’s death occurs prior to the death of the Participant, then commencing with the month following the month in which the Beneficiary’s death occurs, the Participant shall receive an increase in the amount of his monthly benefit for the remainder of his or her remaining lifetime equal to the amount that would be payable under a Single Life Annuity, the last monthly payment being for the month in which the Participant’s death occurs.
(e)	Pop-Up 25% Joint and Survivor Annuity. The Participant shall receive a reduced monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs. If the Participant’s Beneficiary survives him, then commencing with the month following the month in which the Participant’s death occurs, his Beneficiary shall receive a monthly benefit for his or her remaining lifetime equal to one-quarter of the reduced amount payable during the Participant’s lifetime, the last monthly payment being for the month in which the Beneficiary’s death occurs.
If the Beneficiary’s death occurs prior to the death of the Participant, then commencing with the month following the month in which the Beneficiary’s death occurs, the Participant shall receive an increase in the amount of his monthly benefit for the remainder of his or her remaining lifetime equal to the amount that would be payable under a Single Life Annuity, the last monthly payment being for the month in which the Participant’s death occurs.
(g)	Ten-Year Certain and Life Annuity. The Participant shall receive a reduced monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs. If the Participant’s death occurs prior to the end of the ten-year period commencing with his Annuity Starting Date, his Beneficiary shall receive a continued monthly benefit equal to such reduced amount for the remainder of such ten-year period. If the Participant’s Beneficiary dies after becoming eligible to receive a benefit hereunder, but prior to the end of the ten-year period, the unpaid monthly benefit shall be paid to the Beneficiary designated by the Participant to receive payment in such event or, if none, in accordance with the provisions of Section 9.3. If the Participant’s Beneficiary dies while the Participant is living and before 120 payments have been made, the Participant may name another Beneficiary.
(h)	Social Security Adjustment Annuity. The Participant shall receive an increased monthly retirement benefit prior to a specified date, which shall be the first day of the month following the date the Participant reaches age 62 or age 65, as elected by the Participant, and a reduced monthly retirement benefit thereafter, so that the adjusted benefit, when combined with the Primary Insurance Benefits under the Federal Social Security Act expected to become payable as of such specified date, will produce, as nearly as practicable, a level monthly income, the last monthly payment being for the month in which the Participant’s death occurs.
The Participant may elect the Social Security Adjustment Annuity in conjunction with the Single Life Annuity optional form of payment, one of the Joint and Survivor Annuity optional forms of payment or in conjunction with Ten-Year Certain and Life Annuity optional form of payment. The Participant’s shall receive a reduced monthly retirement benefit in accordance with the Joint and Survivor or Certain and Life Annuity option, in addition to the adjustment for Social Security described in the previous paragraph.

The Social Security Adjustment Annuity is not available in conjunction with any of the Pop-Up Joint and Survivor optional forms of payment.
Notwithstanding any other provision of the Plan to the contrary, distribution under an optional form of payment shall be made in accordance with Code Section 401(a)(9) and regulations issued thereunder, including the minimum distribution incidental benefit requirement. If a Participant designates a person other than his Spouse as his Beneficiary under an optional form of payment, and if payments under the optional form elected would not meet the minimum distribution incidental benefit requirement, the election shall be ineffective and benefit payments, if any, shall be made under the normal form of payment provided in Section 9.1, unless the Participant elects another optional form of payment provided under the Plan prior to his Annuity Starting Date.
9.3	Designation of Beneficiary and Beneficiary in Absence of Designated Beneficiary
A Participant’s Beneficiary may be any individual or, in the case of a Beneficiary to receive payments for the remainder of a period-certain under the form of payment elected by the Participant, any individuals, trust, or estate selected by the Participant. A Participant’s designation of a Beneficiary is subject to the spousal consent requirements of Section 9.6.
If payment is to be made to a Participant’s surviving Beneficiary for the remainder of a period-certain under the form of payment elected by the Participant and no Beneficiary survives or the Participant has not designated a Beneficiary, the Participant’s Beneficiary shall be the Participant’s surviving Spouse or, if none, the Participant’s surviving children in equal shares or, if none, the Participant’s estate.
9.4	Notice Regarding Forms of Payment
The Administrator shall provide a Participant with a written description of (i) the terms and conditions of the normal forms of payment provided in Section 9.1, (ii) the optional forms of payment provided in Section 9.2 and their relative value in comparison to one or both of the normal forms, (iii) the Participant’s right to waive the normal form of payment provided in Section 9.1 and to elect an optional form of payment and the effect thereof, (iv) the rights of the Participant’s Spouse with respect to the Qualified Joint and Survivor Annuity form of payment, and (v) the Participant’s right to revoke a waiver of the normal form of payment or to change his election of an option and the effect thereof. The explanation shall notify the Participant of his right to defer payment of his retirement benefit under the Plan until his Normal Retirement Date, or such later date as may be provided under the Plan, and the consequences if the Participant does not elect to postpone payment. The Administrator shall provide such explanation no fewer than 30 days and no more than 90 days before a Participant’s Annuity Starting Date.
Notwithstanding the foregoing, a Participant’s Annuity Starting Date may occur fewer than 30 days after receipt of such explanation if the Administrator clearly informs the Participant:

(a)	of his right to consider his form of payment election for a period of at least 30 days following his receipt of the explanation;

(b)	the Participant, after receiving the explanation, affirmatively elects an early Annuity Starting Date, with his Spouse’s written consent, if necessary;

(c)	the Participant’s Annuity Starting Date occurs after the date the explanation is provided to him;

(d)	the election period described in Section 9.5 does not end until the later of his Annuity Starting Date or the expiration of the seven-day period beginning the day after the date the explanation is provided to him; and

(e)	actual payment of the Participant’s retirement benefit does not begin to the Participant before such revocation period ends.
9.5	Election Period
A Participant may waive or revoke a waiver of the normal form of payment provided in Section 9.1 and elect, modify, or change an election of an optional form of payment provided in Section 9.2 by written notice delivered to the Administrator at any time during the election period; provided, however, that no waiver of the normal form of payment and election of an optional form of payment shall be valid unless the Participant has received the written explanation described in Section 9.4. Subject to the provisions of Section 9.4 extending a Participant’s election period under certain circumstances, a Participant’s “election period” means the 90-day period ending on his Annuity Starting Date.
The form in which a Participant shall receive payment of his retirement benefit shall be determined upon the later of his Annuity Starting Date or the date his election period ends, based upon any waiver and election in effect on such date. Except as otherwise specifically provided in the Plan, in no event shall the form in which a Participant’s retirement benefit is paid be changed on or after such date.
9.6	Spousal Consent Requirements
A married Participant’s waiver of the normal Qualified Joint and Survivor Annuity form of payment and his election, modification, or change of an election of an optional form of payment must include the written consent of the Participant’s Spouse. A Participant’s Spouse shall be deemed to have given written consent to the Participant’s waiver and election if the Participant establishes to the satisfaction of a Plan representative that such consent cannot be obtained because of any of the following circumstances:
(a)	the Spouse cannot be located,

(b)	the Participant is legally separated or has been abandoned within the meaning of local law, and the Participant has a court order to that effect, or

(c)	other circumstances set forth in Code Section 401(a)(11) and regulations issued thereunder.
Notwithstanding the foregoing, written spousal consent shall not be required if the Participant elects an optional form of payment that is a Qualified Joint and Survivor Annuity.
Any written spousal consent given pursuant to this Section shall acknowledge the effect of the waiver of the Qualified Joint and Survivor Annuity form of payment and of the election of an optional form of payment, shall specify the optional form of payment selected by the Participant and that such form may not be changed (except to a Qualified Joint and Survivor Annuity) without written spousal consent, shall specify any Beneficiary designated by the Participant and that such Beneficiary may not be changed without written spousal consent, and shall be witnessed by a Plan representative or a notary public. Any written consent given or deemed to be given by a Participant’s Spouse shall be irrevocable and shall be effective only with respect to such Spouse and not with respect to any subsequent Spouse.
9.7	Death Prior to Annuity Starting Date
Notwithstanding any other provision of the Plan to the contrary, should a Participant die prior to his Annuity Starting Date neither he nor any person claiming under or through him shall be entitled to any retirement benefit under the Plan; and no benefit shall be paid under the Plan with respect to such Participant (except any survivor benefit payable under the provisions of Article X).
9.8	Effect of Reemployment on Form of Payment
Notwithstanding any other provision of the Plan, if a former Employee is reemployed, his prior election of a form of payment hereunder shall become ineffective, except to the extent that the Participant’s Annuity Starting Date occurred prior to such reemployment and such prior Annuity Starting Date is preserved with respect to a portion or all of the Participant’s retirement benefit.
Article X
Survivor Benefits
10.1	Eligibility for Qualified Preretirement Survivor Annuity
If a Participant dies before his Annuity Starting Date, his surviving Spouse shall be eligible for a Qualified Preretirement Survivor Annuity if all of the following requirements are met on the Participant’s date of death:
(a)	the Participant has a Spouse; and
(b)	the Participant has a vested Accrued Benefit.

10.2	Amount of Qualified Preretirement Survivor Annuity
The monthly amount of the Qualified Preretirement Survivor Annuity payable to a surviving Spouse shall be equal to the survivor benefit that would have been payable to the Spouse if the Participant had:
(a)	separated from service on the earlier of his actual separation from service date or his date of death; and
(b)	survived to the date as of which payment of the Qualified Preretirement Survivor Annuity to his surviving Spouse commences; and
(c)	elected to commence retirement benefits as of the date described in paragraph (b) above in the form of a 50 percent Qualified Joint and Survivor Annuity; and
(d)	died on his Annuity Starting Date.
Notwithstanding the foregoing, if prior to a Participant’s death the Participant elected an optional form of payment in accordance with the provisions of Article IX that is a Qualified Joint and Survivor Annuity, for purposes of determining the amount of the Qualified Preretirement Survivor Annuity, the optional form of payment elected by the Participant shall be substituted for the 50 percent Qualified Joint and Survivor Annuity in paragraph (c) above.
10.3	Payment of Qualified Preretirement Survivor Annuity
Payment of a Qualified Preretirement Survivor Annuity to a Participant’s surviving Spouse shall commence as of the first day of the month following (a) or (b) below, as applicable:
(a)	if the Participant dies (1) while employed by the Employer and after (i) completing at least 20 years of Service or (ii) completing at least 5 years of Service and reaching age 50 or (2) while receiving benefits under the LTD Plan and after competing at least 10 years of Service, the month in which the Participant dies; or
(b)	if the Participant does not satisfy the requirements of (a), the later of (1) the month in which the Participant dies or (2) the month in which the Participant would have attained earliest retirement age (as defined herein) under the Plan.
Notwithstanding the foregoing, a Participant’s surviving Spouse may elect to defer commencement of payment of the Qualified Preretirement Survivor Annuity to a date no later than the Participant’s Normal Retirement Date. If a Participant’s surviving Spouse dies before the date as of which payment of the Qualified Preretirement Survivor Annuity is to commence to such Spouse, no Qualified Preretirement Survivor Annuity shall be payable hereunder.

Payment of a Qualified Preretirement Survivor Annuity shall continue to a Participant’s surviving Spouse for such Spouse’s lifetime, the last monthly payment being for the month in which the Spouse’s death occurs.
For purposes of this Article, a Participant’s “earliest retirement age” means the earliest age at which the Participant could have elected to commence retirement benefits under the Plan if he had survived, but based on his years of Service on his date of death.
Article XI
General Provisions & Limitations Regarding Benefits
11.1	Suspension of Benefits for Rehired Retired Participants
Except as otherwise provided in Sections 11.2, 11.7, and 11.8, if a retired or former Employee is reemployed by an Employer, any benefits payable to such Participant under the Plan shall be suspended during the period of such reemployment, provided that the notice requirements of Department of Labor Regulations Section 2530.203-3(b)(4) are met, if applicable, unless such Participant or retired or former Employee elects to receive an early retirement benefit while employed, as provided in Section 6.1. If a retired or former Employee whose Annuity Starting Date occurred prior to reemployment again becomes eligible to receive benefits under the Plan, the amount of benefit payable to the Participant shall be reduced to its Actuarial Equivalent to reflect the value of any benefit payments made to the Participant prior to his reemployment.
11.2	Exception to Suspension of Benefits Rule
Notwithstanding any other provision of the Plan to the contrary, a retired former Employee who is reemployed by an Employer or an Affiliated Company after his Annuity Starting Date shall be eligible for a retirement benefit for any month in which he is employed for fewer than 40 hours or such other amount of time that does not constitute ERISA Section 203(a)(3)(B) service. The Plan may provide an Actuarial Equivalent increase to the benefit for any such month in lieu of stopping and starting payments to the Participant on a month-by-month basis.
11.3	Non-Alienation of Retirement Rights or Benefits
Except as provided in Code Section 401(a)(13)(B) (relating to qualified domestic relations orders), Code Sections 401(a)(13)(C) and (D) (relating to offsets ordered or required under a criminal conviction involving the Plan, a civil judgment in connection with a violation or alleged violation of fiduciary responsibilities under ERISA, or a settlement agreement between the Participant and the Department of Labor in connection with a violation or alleged violation of fiduciary responsibilities under ERISA), Section 1.401(a)-13(b)(2) of the Treasury Regulations (relating to Federal tax levies), or as otherwise required by law, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process; and no person shall have the power in any manner to anticipate, transfer, assign (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.
11.4	Payment of Benefits to Others
If any person to whom a retirement benefit is payable is unable to care for his affairs because of illness or accident, any payment due (unless prior claim therefore shall have been made by a duly qualified guardian or other legal representative) may be paid to the spouse, parent, brother or sister of such person, or any other individual deemed by the Administrator to be maintaining or responsible for the maintenance of such person. The monthly payment of a retirement benefit to a person for the month in which he dies shall, if not paid to such person prior to his death, be paid to his spouse, parent, brother, sister, or estate as the Administrator shall determine. Any payment made in accordance with the provisions of this Section shall be a complete discharge of any liability of the Plan with respect to the benefit so paid.
11.5	Payment of Small Benefits; Deemed Cashout
If the Actuarially Equivalent present value of any retirement benefit payable under Section 5.1, 6.1, or 7.2 or any survivor benefit is $5,000 or less, such Actuarially Equivalent present value shall be paid to the Participant, or his Beneficiary, if applicable, in a single sum payment, in lieu of all other benefits under the Plan, as soon as practicable following the date of the Participant’s retirement, death, or other termination of employment and he shall cease to be a Participant under the Plan as of the date of such payment.
Notwithstanding any other provision of this Section, if the Actuarially Equivalent present value of any retirement benefit payable under the Plan to a Participant is greater than $1,000, such Actuarially Equivalent present value shall not be paid to the Participant in a single sum payment prior to the later of (i) the date the Participant attains age 62 or (ii) the Participant’s Normal Retirement Date, unless the Participant consents in writing to such distribution. The provisions of this paragraph shall not apply to a distribution to a Participant’s surviving Spouse or an alternate payee under a qualified domestic relations order.
If the nonforfeitable Accrued Benefit of a Participant is zero, such Participant shall be deemed to have received distribution of his entire vested Accrued Benefit under the Plan, in lieu of all other benefits under the Plan, as of the date of his termination of employment with his Employer and all Affiliated Companies and he shall cease to be a Participant under the Plan as of such date.
A former Participant who received a distribution hereunder, other than a deemed distribution, because of his retirement or other termination of employment shall lose the Credited Service with which he was credited at the time of his prior termination of employment or retirement. If such former Participant is reemployed, such prior Credited Service shall not be reinstated.

11.6	Direct Rollovers
Notwithstanding any other provision of the Plan to the contrary, in lieu of receiving a single sum payment as provided in Section 11.5, a “qualified distributee” may elect in writing, in accordance with rules prescribed by the Sponsor, to have any portion or all of such payment that is an “eligible rollover distribution” paid directly by the Plan to the “eligible retirement plan” designated by the “qualified distributee”; provided, however, that this provision shall not apply if the total distribution is less than $200 and that a “qualified distributee” may not elect this provision with respect to any partial distribution that is less than $500. Any such payment by the Plan to another “eligible retirement plan” shall be a direct rollover. For purposes of this Section, the following terms have the following meanings:
(a)	An “eligible retirement plan” means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), a qualified trust described in Code Section 401(a) that accepts rollovers, an annuity contract described in Code Section 403(b), or an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from the Plan.
(b)	An “eligible rollover distribution” means any distribution of all or any portion of a Participant’s Accrued Benefit or a distribution of all or any portion of a survivor benefit under Article X; provided, however, that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments made not less frequently than annually for the life or life expectancy of the qualified distributee or the joint lives or joint life expectancies of the qualified distributee and the qualified distributee’s designated beneficiary, or for a specified period of ten years or more; and any distribution to the extent such distribution is required under Code Section 401(a)(9).
(c)	A “qualified distributee” means a Participant, his surviving Spouse, his Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), or, on and after January 1, 2008, a Participant’s non-spouse beneficiary who is his designated beneficiary within the meaning of Code Section 401(a)(9)(E).
11.7	Limitations on Commencement
Notwithstanding any other provision of the Plan to the contrary, payment of a Participant’s retirement benefit shall commence not later than the earlier of:
(a)	the 60th day after the end of the Plan Year in which occurs the Participant’s Normal Retirement Date, the tenth anniversary of the date on which he first became a Participant, or the Participant’s retirement or other termination of employment, whichever is latest; or

(b)	his Required Beginning Date.
Distributions required to commence under this Section shall be made in accordance with Code Section 401(a)(9) and regulations issued thereunder, as described in Addendum A to the Plan. If payment of a Participant’s retirement benefit does not commence until his Required Beginning Date, his Required Beginning Date shall be considered his Annuity Starting Date for all purposes of the Plan.
Subject to the requirements of Code Sections 401(a)(9) and 411(d)(6), no benefit payments shall commence under the Plan until the Participant, or his surviving Spouse, if applicable, makes written application therefore on a form satisfactory to the Administrator. If the amount of a monthly retirement benefit payable to a Participant cannot be determined for any reason (including lack of information as to whether the Participant is still living or his marital status) on the date payment of such benefit is to commence under this Section, payment shall be made retroactively to such date no later than 60 days after the date on which the amount of such monthly retirement benefit can be determined.
11.8	Post Age 70 1/2 Payments
Notwithstanding any other provision of the Plan to the contrary, a Participant who attains age 70 1/2 on or after December 31, 1998, will receive distribution of his retirement benefit beginning as of his Required Beginning Date.
A Participant who is receiving retirement benefits under the Plan while employed by an Employer or an Affiliated Company because his required beginning date occurred under the provisions of the Plan as in effect prior to January 1, 1998, shall continue to receive retirement benefits hereunder.
A Participant who is a five percent owner (as defined in Code Section 416(i)) with respect to the Plan Year ending with or within the calendar year in which he attains age 70 1/2 and who continues employment with an Employer or any Affiliated Company shall receive distribution of his retirement benefit beginning as of the April 1 of the calendar year following the calendar year in which he attains age 70 1/2.
11.9	Offset to Accrual After Normal Retirement Date
The amount of benefit accrued by an Employee for each year of Credited Service that he completes after the date retirement income becomes payable to him by reasons other than his retirement or termination of employment shall be reduced (but not below zero) by the Actuarial Equivalent of the retirement benefits paid to the Employee for the period for which he accrues such year of Credited Service.

Article XII
Maximum Retirement Benefits
12.1 Definitions
For purposes of this Article, the following terms have the following meanings.
An “Affiliated Employer” means any corporation or business, other than an Employer, which would be aggregated with an Employer for a relevant purpose under Code Section 414 as modified by Code Section 415(h).
A Participant’s “Aggregate Annual Retirement Benefit” includes his Annual Retirement Benefit and his annual retirement benefit, if any, under any and all other defined benefit plans (whether or not terminated) maintained by an Employer or any Affiliated Employer. Effective for Limitation Years beginning after December 31, 2001, for purposes of applying the compensation limit in Code Section 415(b)(1)(B), a Participant’s Aggregate Annual Retirement Benefit shall not include the Participant’s accrued benefit under a multiemployer plan, if any.
A Participant’s “Annual Retirement Benefit” means the amount of retirement benefit attributable to Employer contributions which is payable to him annually under the Plan. A Participant’s Aggregate Annual Retirement Benefit includes his Annual Retirement Benefit and his Annual Retirement Benefit, if any, under any and all other defined benefit plans (whether or not terminated) maintained by an Employer or any Affiliated Employer.
The “Applicable Interest Rate” means the annual rate of interest on 30-year Treasury securities for the second calendar month preceding the Plan Year in which the distribution is made.
The “Applicable Mortality Table” means the table prescribed by the Secretary of the Treasury, which shall be based on the prevailing commissioners’ standard table, described in Code Section 807(d)(5)(A), used to determine reserves for group annuity contracts issued on the date as of which present value is being determined (without regard to any other subparagraph of Code Section 807(d)(5)). For any distribution with an Annuity Starting Date prior to December 31, 2002, the Applicable Mortality Table is the table specified in Revenue Ruling 95-6. For any distribution with an Annuity Starting Date on or after December 31, 2002, the Applicable Mortality Table is the table specified in Revenue Ruling 2001-62.
A Participant’s “Compensation” means his compensation as defined in IRS Regulations Section 1.415-2(d)(10); provided, however, that for Limitation Years beginning on and after January 1, 1998, Compensation includes any elective deferral, as defined in Code Section 402(g)(3), and any amount contributed or deferred by the Employer at the Employee’s election that is not includable in the Employee’s gross income by reason of

Code Section 125 or 457; and provided, further, that for Limitation Years beginning on and after January 1, 2001, Compensation includes any amount contributed or deferred by the Employer at the Employee’s election that is not includable in the Employee’s gross income by reason of Code Section 132(f)(4). Compensation does not include amounts received by a Participant following termination of employment unless such amounts are paid before the later of (1) the end of the Plan Year in which the Participant’s termination occurs or (2) within 2 1/2 months of termination, such amounts would have been paid to the Participant in the course of employment, and such amounts are (i) regular compensation for services by the Participant or commissions, bonuses or other similar compensation that would be included in compensation if paid period to termination, (ii) payments for accrued bona fide sick or vacation leave that the Participant would have been able to use if the Participant’s employment had continued, or (iii) amounts received from a non-qualified, unfunded deferred compensation plan that would have been payable at the same time if the Participant had continued employment, but only to the extent includable in gross income.
“Defined Benefit Plan” has the meaning given such term in Code Section 415(k).
The “Defined Benefit Compensation Limitation” for Limitation Years ending after December 31, 2001 means 100 percent of a Participant’s average Compensation for his highest three years.
The “Defined Benefit Dollar Limitation” for Limitation Years ending after December 31, 2001 means $160,000, as adjusted, effective January 1 of each year, under Code Section 415(d) in such manner as the Secretary of Treasury shall prescribe, and payable in the form of a straight life annuity. A limitation as adjusted under Code Section 415(d) will apply to Limitation Years ending with or within the calendar year for which the adjustment applies.
The “Limitation Year” means the calendar year.
The “Maximum Permissible Benefit” is the lesser of the Defined Benefit Dollar Limitation or the Defined Benefit Compensation Limitation (both adjusted where required, as provided in (a) and, if applicable, in (b) or (c) or (d) below).
(a)	If the Participant has fewer than 10 years of participation in the Plan, the Defined Benefit Dollar Limitation shall be multiplied by a fraction, (i) the numerator of which is the number of years (or part thereof) of participation in the Plan and (ii) the denominator of which is 10. In the case of a Participant who has fewer than 10 years of service with the employer, the Defined Benefit Compensation Limitation shall be multiplied by a fraction, (A) the numerator of which is the number of years (or part thereof) of service with the employer and (B) the denominator of which is 10.

(b)	If the benefit of a Participant begins prior to age 62, the Defined Benefit Dollar Limitation applicable to the Participant at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the actuarial equivalent of the Defined Benefit Dollar Limitation applicable to the Participant at age 62 (adjusted under (a) above, if required). The Defined Benefit Dollar Limitation applicable at an age prior to age 62 is determined as the lesser of (i) the actuarial equivalent (at such age) of the Defined Benefit Dollar Limitation computed using the interest rate and mortality table (or other tabular factor) specified in the definition of Actuarial Equivalent and (ii) the actuarial equivalent (at such age) of the Defined Benefit Dollar Limitation computed using a five percent interest rate and the Applicable Mortality Table. Any decrease in the Defined Benefit Dollar Limitation determined in accordance with this paragraph (b) shall not reflect a mortality decrement if benefits are not forfeited upon the death of the Participant. If any benefits are forfeited upon death, the full mortality decrement is taken into account.
(c)	If the benefit of a Participant begins after the Participant attains age 65, the Defined Benefit Dollar Limitation applicable to the Participant at the later age is the annual benefit payable in the form of a straight life annuity beginning at the later age that is actuarially equivalent to the Defined Benefit Dollar Limitation applicable to the Participant at age 65 (adjusted under (a) above, if required). The actuarial equivalent of the Defined Benefit Dollar Limitation applicable at an age after age 65 is determined as (i) the lesser of the actuarial equivalent (at such age) of the Defined Benefit Dollar Limitation computed using the interest rate and mortality table (or other tabular factor) specified in the definition of Actuarial Equivalent and (ii) the actuarial equivalent (at such age) of the Defined Benefit Dollar Limitation computed using a five percent interest rate assumption and the Applicable Mortality Table. For these purposes, mortality between age 65 and the age at which benefits commence shall be ignored.

(d)	If (i) the Participant’s retirement benefit includes contributions made by the Participant or rollover contributions or (ii) payment is to be made in a form other than to the Participant for his life only or as a qualified joint and survivor annuity, the Maximum Permissible Benefit shall be adjusted to an actuarially equivalent amount determined using the following factors:
(1)	If such form is not subject to the requirements of Code Section 417(e)(3), the following factors shall be used: (i) the Applicable Mortality Table and (ii) an interest rate equal to the greater of five percent or the rate specified in the definition of Actuarial Equivalent for purposes other than calculating the value of a single sum payment.

(2)	If payment is to be made to the Participant in a form that is subject to the requirements of Code Section 417(e)(3), the following factors shall be used: (i) the Applicable Mortality Table and (ii) an interest rate equal to the greater of the Applicable Interest Rate or the rate specified in the definition of Actuarial Equivalent for purposes other than calculating the value of a single sum payment. Notwithstanding the foregoing, for

Limitation Years beginning on or after January 1, 2004, 5.5% shall be substituted for the Applicable Interest Rate in the preceding sentence; provided, however, that for a Participant receiving a distribution after December 31, 2003 and before January 1, 2005, such substitution shall not reduce the benefit payable to the Participant below the amount determined using the Applicable Interest Rate in effect as of the last day of the last Limitation Year beginning before January 1, 2004.
12.2 Maximum Limitation on Annual Benefits
The Aggregate Annual Retirement Benefit accrued or payable to a Participant may not at any time within any Limitation Year exceed the Maximum Permissible Benefit. For purposes of applying the limitations contained in this Section, benefit increases resulting from the increase in the limitations under Code Section 415(b) effective for Limitation Years beginning after December 31, 2001 shall be provided only to those Employees participating in the Plan who have one Hour of Service on or after the first day of the first Limitation Year ending after December 31, 2001.
12.3 Manner of Reduction
If the Participant’s Aggregate Annual Retirement Benefit exceeds the limitations specified in this Article, the reduction in the amount of his Annual Retirement Benefit shall be equal to the amount by which his Aggregate Annual Retirement Benefit exceeds the limitations of this Article multiplied by a fraction, the numerator of which is his Annual Retirement Benefit (determined without regard to this Article) and the denominator of which is his Aggregate Annual Retirement Benefit (determined without regard to the limitations of this Article or any corresponding limitation in any other defined benefit plan maintained by an Employer or any Affiliated Employer in which he participates).
Article XIII
Pension Fund
13.1 Pension Fund
The Pension Fund is maintained by the Funding Agent for the Plan under a Funding Agreement with the Sponsor. Subject to the provisions of Title IV of ERISA, benefits under the Plan shall be only such as can be provided by the assets of the Pension Fund, and no liability for payment of benefits shall be imposed upon the Employers or any Affiliated Company, or any of their officers, employees, directors, or stockholders.
13.2 Contributions by the Employers
So long as the Plan continues, contributions will be made by the Employers at such times and in such amounts as the Sponsor in its sole discretion shall from time to time determine, based on the advice of the Actuary and consistent with the funding policy for the Plan. Subject to the provisions of Section 13.5, all such contributions shall be delivered to the Funding Agent for deposit in the Pension Fund. Participants shall make no contributions under the Plan.
13.3 Expenses of the Plan
The expenses of administration of the Plan, including the expenses of the Administrator and fees of the Funding Agent and any investment advisor, shall be paid from the Pension Fund, unless the Sponsor or an Employer elects to make payment.
13.4 No Reversion
The Pension Fund shall be for the exclusive benefit of Participants and persons claiming under or through them. All contributions pursuant to Section 13.2 hereof shall be based on the facts then understood by the Sponsor, shall be conditioned upon the initial qualification of the Funding Agreement and Plan under Code Sections 401 and 501(a), and, unless otherwise specified by the Sponsor, shall be conditioned upon deductibility of the contributions under Code Section 404 in the year for which such contributions were made. All such contributions shall be irrevocable and such contributions as well as the Pension Fund, or any portion of the principal or income thereof, shall never revert to or inure to the benefit of the Employers or any Affiliated Company except that:
(a)	the residual amounts specified in Article XVI may be returned to the Employers;

(b)	any contributions which are made under a mistake of fact may be returned to the Employers within one year after the contributions were made;

(c)	any contributions made for years during which the Funding Agreement and Plan were not initially qualified under Code Sections 401 and 501(a) may be returned to the Employers within one year after the date of denial of initial qualification, but only if an application for determination was filed within the period of time prescribed under ERISA Section 403(c)(2)(B); and

(d)	any contributions, which are not, in whole or in part, deductible under Code Section 404 for the year for which they were made, may to the extent such contributions were not so deductible, be returned to the Employers within one year after the disallowance of the deduction.
The Sponsor shall determine, in its sole discretion, whether the contributions described above, other than the residual amounts described in paragraph (a), shall be returned to an Employer. If any such contributions are to be returned, the Sponsor shall so direct the Funding Agent, in writing, no later than ten days prior to the last day upon which they may be returned.

13.5 Forfeitures Not to Increase Benefits
Any forfeitures arising from the termination of employment or death of an Employee, or for any other reason, shall be used to reduce Employer contributions to the Pension Fund, and shall not be applied to increase the benefits any Participant otherwise would receive under the Plan at any time prior to the termination of the Plan.
13.6 Change of Funding Medium
The Sponsor shall have the right to change at any time the means through which benefits under the Plan shall be provided. No such change shall constitute a termination of the Plan or result in the diversion to the Employers of any funds previously contributed in accordance with the Plan.
Article XIV
Administration
14.1 Authority of the Sponsor
The Sponsor, which shall be the administrator for purposes of ERISA and the plan administrator for purposes of the Code, shall have all the powers and authority expressly conferred upon it herein and further shall have the sole discretionary right, authority, and power to interpret and construe the Plan, and to determine any disputes arising thereunder, subject to the provisions of Section 14.3. In exercising such powers and authority, the Sponsor at all times shall exercise good faith, apply standards of uniform application, and refrain from arbitrary action. The Sponsor may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. The Sponsor shall be a “named fiduciary” as that term is defined in ERISA Section 402(a)(2). The Sponsor may:
(a)	allocate any of the powers, authority, or responsibilities for the operation and administration of the Plan (other than trustee responsibilities as defined in ERISA Section 405(c)(3)) among named fiduciaries; and

(b)	designate a person or persons other than a named fiduciary to carry out any of such powers, authority, or responsibilities;
except that no allocation by the Sponsor of, or designation by the Sponsor with respect to, any of such powers, authority, or responsibilities to another named fiduciary or a person other than a named fiduciary shall become effective unless such allocation or designation shall first be accepted by such named fiduciary or other person in a writing signed by it and delivered to the Sponsor.

14.2 Action of the Sponsor
Any act authorized, permitted, or required to be taken by the Sponsor under the Plan, which has not been delegated in accordance with Section 14.1, may be taken by a majority of the members of the board of directors of the Sponsor, either by vote at a meeting, or in writing without a meeting or by the employee or employees of the Sponsor designated by the board of directors to carry out such acts on behalf of the Sponsor. All notices, advice, directions, certifications, approvals, and instructions required or authorized to be given by the Sponsor under the Plan shall be in writing and signed by either (i) a majority of the members of the board of directors of the Sponsor, or by such member or members as may be designated by an instrument in writing, signed by all the members thereof, as having authority to execute such documents on its behalf, or (ii) the employee or employees of the Sponsor who have the authority to act on behalf of the Sponsor.
14.3 Claims Review Procedure
Except to the extent that the provisions of any applicable collective bargaining agreement provide another method of resolving claims for benefits under the Plan, the provisions of this Section shall control with respect to the resolution of such claims.
Whenever the Administrator decides for whatever reason to deny, whether in whole or in part, a claim for benefits filed by any person (hereinafter referred to as the “claimant”), the Administrator shall transmit to the claimant a written notice of its decision, which notice shall be written in a manner calculated to be understood by the claimant and shall contain a statement of (i) the specific reasons for the denial of the claim, (ii) specific reference to pertinent Plan provisions on which the denial is based, and (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such information is necessary. The notice shall also include a statement advising the claimant that, within 60 days of the date on which he receives such notice, he may obtain review of the decision of the Administrator in accordance with the procedures hereinafter set forth.
Within the 60-day period beginning on the date the claimant receives notice regarding disposition of his claim, the claimant or his authorized representative may request that the claim denial be reviewed by filing with the Administrator a written request therefor, which request shall contain the following information:
(a)	the date on which the claimant’s request was filed with the Administrator; provided that the date on which the claimant’s request for review was in fact filed with the Administrator shall control in the event that the date of the actual filing is later than the date stated by the claimant pursuant to this paragraph; and

(b)	the specific portions of the denial of his claim which the claimant requests the Administrator to review; and

(c)	a statement by the claimant setting forth the basis upon which he believes the Administrator should reverse its previous denial of his claim for benefits and accept his claim as made; and

(d)	any written material (offered as exhibits) which the claimant desires the Administrator to examine in its consideration of his position as stated pursuant to paragraph (c) of this Section.
Within 60 days of the date determined pursuant to paragraph (a) of this Section (or, if special circumstances require an extension, within 120 days of that date; provided that the delay and the reasons for the delay are communicated to the claimant within the initial 60-day period), the Administrator shall conduct a full and fair review of its decision denying the claimant’s claim for benefits and shall render its written decision on review to the claimant. The Administrator’s decision on review shall be written in a manner calculated to be understood by the claimant and shall specify the reasons and Plan provisions upon which the Administrator’s decision was based.
14.4 Qualified Domestic Relations Orders
The Administrator shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Code Section 414(p) and regulations issued thereunder.
14.5 Indemnification
In addition to whatever rights of indemnification the members of the board of directors of the Sponsor or any employee or employees to whom any power, authority, or responsibility is delegated pursuant to Section 14.2, may be entitled under the articles of incorporation, regulations, or bylaws of the Sponsor, under any provision of law, or under any other agreement, the Sponsor shall satisfy any liability actually and reasonably incurred by any such person or persons, including expenses, attorneys’ fees, judgments, fines, and amounts paid in settlement (other than amounts paid in settlement not approved by the Sponsor), in connection with any threatened, pending, or completed action, suit, or proceeding which is related to the exercise or failure to exercise by such person or persons of any of the powers, authority, responsibilities, or discretion as provided under the Plan and the Funding Agreement, or reasonably believed by such person or persons to be provided thereunder, and any action taken by such person or persons in connection therewith, unless the same is judicially determined to be the result of such person’s or persons’ gross negligence or willful misconduct.
14.6 Actions Binding
Subject to the provisions of Section 14.3, any action taken by the Sponsor which is authorized, permitted, or required under the Plan shall be final and binding upon the Employers, the Funding Agent, all persons who have or who claim an interest under the Plan, and all third parties dealing with the Employers or the Funding Agent.

ArticleXV
Adoption By Other Entities
15.1 Adoption by Affiliated Companies
An Affiliated Company that is not an Employer may, with the consent of the Sponsor, adopt the Plan and become an Employer hereunder by causing an appropriate written instrument evidencing such adoption to be executed in accordance with the requirements of its organizational authority. Any such instrument shall specify the effective date of the adoption. Unless otherwise specified in the adoption instrument, for purposes of computing the Service and Final Average Pay of an Employee who is in the employ of the Employer on the effective date of the adoption, employment with and compensation from the Employer before the effective date of the adoption shall be treated as employment with and compensation from an Employer. Unless otherwise specifically provided in the adoption instrument, for purposes of computing the Credited Service of an Employee, only employment with the Employer for periods on or after the effective date of the adoption shall be treated as employment with an Employer. Any Employer shall undertake to contribute its appropriate share, as determined by the Sponsor, of any contributions made to the Funding Agent hereunder. Notwithstanding the foregoing, however, any adoption of the Plan by an Employer shall be subject to the receipt of a determination from the Internal Revenue Service to the effect that with respect to such Employer the Plan meets the requirements for qualification under Code Section 401(a), and, should an adverse determination be issued by the Internal Revenue Service, the adoption of the Plan by said Employer shall be null and void and of no effect whatsoever.
15.2 Effective Plan Provisions
An Employer who adopts the Plan shall be bound by the provisions of the Plan in effect at the time of the adoption and as subsequently in effect because of any amendment to the Plan.
ArticleXVI
Amendment & Termination of Plan
16.1 Sponsor’s Right of Amendment
The Sponsor reserves the right at any time and from time to time, by means of a written instrument executed in the name of the Sponsor by its duly authorized representatives, to amend or modify the Plan and, to the extent provided therein, to amend or modify the Funding Agreement. No pension or other benefit granted prior to the time of any amendment or modification of the Plan shall be reduced, suspended, or discontinued as a result thereof, except to the extent necessary to enable the Plan to meet the requirements for qualification under the Code or the requirements of any governmental authority. Moreover, no such action shall operate to recapture for the Employers any contributions made to the Pension Fund, except as provided in Section 13.4 or Section 16.7.
16.2 Termination of the Plan
The Sponsor reserves the right, by means of a written instrument executed in the name of the Sponsor by its duly authorized representatives, at any time to terminate the Plan. In the event of termination, no further benefits shall accrue, no further contributions shall be made, except as may be required under Title IV of ERISA or Code Section 412, and all assets remaining in the Pension Fund, after provision has been made for payment of the expenses of administration and liquidation in connection with the termination, shall be allocated by the Funding Agent upon the advice of the Actuary, among the Participants and Beneficiaries of the Plan, in the following manner and order of precedence:
(a)	In the case of benefits payable as an annuity,
(1)	in the case of the benefit of a Participant or Beneficiary which was in pay status as of the beginning of the three-year period ending on the termination date of the Plan, to each such benefit, based on the provisions of the Plan (as in effect during the five-year period ending on such date) under which such benefit would be the least; and

(2)	in the case of a Participant’s or Beneficiary’s benefit (other than a benefit described in subparagraph (1) of this paragraph) which would have been in pay status as of the beginning of such three-year period if the Participant had retired prior to the beginning of such three-year period and if his benefits had commenced (in the normal form of annuity under the Plan) as of the beginning of such period, to each such benefit based on the provisions of the Plan (as in effect during the five-year period ending on such date) under which such benefit would be the least.
For purposes of subparagraph (1) of this paragraph, the lowest benefit in pay status during a three-year period shall be considered the three-year benefit in pay status for such period.
(b)	Next,
(1)	to all other benefits, if any, of individuals under the Plan guaranteed under Title IV of ERISA (determined without regard to ERISA Section 4022B(a)); and

(2)	to the additional benefits, if any, which would be determined under subparagraph (1) of this paragraph if ERISA Section 4022(b)(5) did not apply.
For purposes of this paragraph, ERISA Section 4021 shall be applied without regard to subsection (c) thereof.

(c)	Next, to all nonforfeitable benefits under the Plan.

(d)	Last, to all other benefits under the Plan.
Notwithstanding any other provision of the Plan to the contrary, other than Sections 16.3 through 16.8, the amount allocated to any Participant under this Section 16.2 shall be fully vested and nonforfeitable. The Sponsor shall furnish all information reasonably required for the purposes of making such allocations. The Funding Agent shall implement the allocations determined under this Section among the persons for whose benefit such allocations are made through distribution of the assets of the Pension Fund, through application of the amounts allocated to the purchase from an insurance company of immediate or deferred annuities, or through creation of one or more new funds for the purpose of distributing the assets of the Pension Fund (to the extent so allocated), or by a combination of the foregoing.
16.3	Adjustment of Allocation
The amount allocated under any paragraph of Section 16.2 with respect to any benefit shall be properly adjusted for any allocations of assets with respect to that benefit under a prior paragraph of Section 16.2.
16.4	Assets Insufficient for Allocation
If the assets available for allocation under any paragraph of Section 16.2 (other than paragraphs (c) and (d) are insufficient to satisfy in full the benefits of all individuals which are described in that paragraph, the assets shall be allocated pro rata among such individuals on the basis of the present value (as of the date of termination of the Plan) of their respective benefits described in that paragraph.
16.5	Assets Insufficient for Allocation Under Paragraph (c) of Section 16.2
This Section applies if the assets available for allocation under paragraph (c) of Section 16.2 are not sufficient to satisfy in full the benefits of individuals described in such paragraph.
(a)	If this Section applies, except as provided in paragraph (b), the assets shall be allocated to the benefits of individuals described in paragraph (c) of Section 16.2 on the basis of the benefits of individuals which would have been described in such paragraph under the Plan as in effect at the beginning of the five-year period ending on the date of termination of the Plan.

(b)	If the assets available for allocation under paragraph (a) of this Section are sufficient to satisfy in full the benefits described in such paragraph (without regard to this paragraph (b)), then for purposes of paragraph (a), benefits of individuals described in such paragraph shall be determined on the basis of the Plan as amended by the most recent Plan amendment effective during such five-year period under which the assets available for allocation are sufficient to satisfy in full the benefits of individuals described in paragraph (a), and any assets remaining to be allocated under such paragraph (a) on the basis of the Plan as amended by the next succeeding Plan amendment effective during such period.
16.6	Allocations Resulting in Discrimination
If the Secretary of the Treasury determines that the allocation made pursuant to this Article (without regard to this Section) results in discrimination prohibited by Code Section 401(a)(4), then the assets allocated under paragraphs (b)(2), (c), and (d) of Section 16.2 shall be reallocated to the extent necessary to prevent the disqualification of the Plan (or any trust or annuity contract under the Plan) under Code Section 401(a).
16.7	Residual Assets
Subject to the provisions of Section 16.10 and of any applicable collective bargaining agreement, any residual assets of the Plan shall be distributable to the Employers if:
(a)	all liabilities of the Plan to Participants and their beneficiaries have been satisfied; and

(b)	the distribution does not contravene any provision of law.
16.8	Meanings of Terms
The terms used in Sections 16.2 through 16.7 shall have, where required, the same meaning as the same terms have as used in ERISA Section 4044; provided, however, that any term specifically defined in the Plan shall retain its meaning as defined thereunder.
16.9	Payments by the Funding Agent
The Funding Agent shall make the payments specified in a written direction of the Sponsor in accordance with the provisions of Section 16.2 until the same shall be superseded by a further written direction. The obligation of the Funding Agent to make any payment hereunder in all events shall be limited to the amount of the Pension Fund at the time any such payment shall become due.
16.10	Residual Assets Distributable to the Employers
Upon written notice from the Sponsor that any residual assets of the Plan are distributable to the Employers in accordance with the provisions of Section 16.7, then the Funding Agent shall pay over such residual assets, or an amount equal to the fair market value of that portion of such residual assets which are not so paid, to the Employers; provided, however, that, under no circumstances or conditions other than as set forth in this Section 16.10 and in Section 13.4, shall any contribution of the Employers, or any portion of the proceeds or avails thereof, ever revert, be paid, or inure to the benefit, directly or indirectly, of the Employers or any Affiliated Company; nor shall any portion of the principal or the income from the Pension Fund ever be used for or diverted to any purpose other than for the exclusive benefit of Participants and persons claiming under or through them pursuant to the Plan.

16.11	Withdrawal of an Employer
Each Employer shall have the right to withdraw from the Plan by action in accordance with its organizational authority, and by filing with the Sponsor written notice thereof, in which event the Employer shall cease to be an Employer for purposes of the Plan. An Employer shall be deemed automatically to withdraw from the Plan in the event it completely discontinues contributions to the Plan or it ceases to be an Affiliated Company.
If such withdrawal is for the purpose of establishing or merging with a separate plan which meets the requirements for qualification under applicable provisions of the Code, the portion of the assets of the Pension Fund which is applicable to the withdrawing Employer, as determined by the Sponsor upon the advice of the Actuary, on a fair and equitable basis, taking into account the contributions made by the Employer, benefit payments made with respect to its Employees and retired and former Employees, and other relevant factors, shall be transferred to and become a part of the trust fund or other financing medium maintained in connection with the separate plan, subject to the limitations on merger, consolidation, or transfers of Plan assets set forth in Section 17.5.
Article XVII
Miscellaneous
17.1	No Commitment as to Employment
Nothing contained herein shall be construed as a commitment or agreement on the part of any person to continue his employment with his Employer, or as a commitment on the part of his Employer to continue the employment, compensation, or benefits of any person for any period, and all employees of an Employer shall remain subject to discharge, layoff, or disciplinary action to the same extent as if the Plan had never been put into effect.
17.2	Claims of Other Persons
Nothing in the Plan or Funding Agreement shall be construed as giving any Participant or any other person, firm, or corporation, any legal or equitable right against the Employers or any Affiliated Company, their officers, employees, or directors, or as against the Funding Agent, except such rights as are specifically provided for in the Plan or the Funding Agreement or hereafter created in accordance with the terms and provisions of the Plan.
17.3	Governing Law
Except as provided under Federal law, the provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Texas.

17.4	Nonforfeitability of Benefits Upon Termination or Partial Termination
Notwithstanding any other provision of the Plan, in the event of the termination or a partial termination of the Plan, including the complete discontinuation of contributions to the Plan, the rights of all Employees who are affected by such termination to benefits accrued to the date of such termination, to the extent funded as of such date, shall be nonforfeitable.
17.5	Merger, Consolidation, or Transfer of Plan Assets
The Plan shall not be merged or consolidated with any other plan, nor shall any of its assets or liabilities be transferred to another plan, unless, immediately after such merger, consolidation, or transfer of assets or liabilities, each Participant in the Plan would receive a benefit under the Plan which is at least equal to the benefit he would have received immediately prior to such merger, consolidation, or transfer of assets or liabilities (assuming in each instance that the Plan had then terminated).
If another qualified plan merges or consolidates with the Plan, notwithstanding any other provision of the Plan to the contrary, the forms of payment and other provisions that were available with respect to benefits accrued immediately prior to the transfer or merger under such other qualified plan and that may not be eliminated under Code Section 411(d)(6) shall continue to be available under the Plan with respect to the benefit that the Participant would have received immediately prior to such merger or consolidation.
17.6	Funding Agreement
The Funding Agreement and the Pension Fund maintained thereunder shall be deemed to be a part of the Plan as if fully set forth herein and the provisions of the Funding Agreement are hereby incorporated by reference into the Plan.
17.7	Benefit Offsets for Overpayments
If a Participant or Beneficiary receives benefits hereunder for any period in excess of the amount of benefits to which he was entitled under the terms of the Plan as in effect for such period, such overpayment shall be offset against current or future benefit payments, as applicable, until such time as the overpayment is entirely recouped by the Plan.
17.8	Internal Revenue Requirements
Notwithstanding any other provision of the Plan to the contrary, to conform to the requirements of U.S. Treasury Regulations, the benefit payable under the Plan shall be subject to the following limitations:
(a)	If the Plan is terminated, the benefit of any Highly Compensated Employee shall be limited to a benefit that is nondiscriminatory under Code Section 401(a)(4).

(b)	The annual payments in any one year to any of the 25 Highly Compensated Employees with the greatest compensation (hereinafter referred to as a “restricted employee”) in the current or any prior year shall not exceed an amount equal to the payments that would be made on behalf of the restricted employee under (1) a straight life annuity that is the Actuarial Equivalent of the restricted employee’s Accrued Benefit and other benefits to which the restricted employee is entitled under the Plan (other than a Social Security supplement), and (2) the amount of the payments the restricted employee is entitled to receive under a Social Security supplement. For purposes of this paragraph, “benefit” includes, among other benefits, loans in excess of the amounts set forth in Code Section 72(p)(2)(A), any periodic income, any withdrawal values payable to a living employee, and any death benefits not provided for by insurance on the restricted employee’s life. The foregoing provisions of this paragraph shall not apply, however, if:
(1)	After payment to a restricted employee of all benefits payable to the restricted employee under the Plan, the value of Plan assets equals or exceeds 110 percent of the value of “current liabilities” as defined in Code Section 412(l)(7) (each value being determined as of the same date in accordance with applicable Treasury Regulations);

(2)	The value of the benefits payable under the Plan to or for a restricted employee is less than one percent of the value of current liabilities before distribution; or

(3)	The value of benefits payable under the Plan to or for a restricted employee does not exceed the amount described in Code Section 411(a)(11)(A).
17.9	Veterans Reemployment Rights
Notwithstanding any other provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u).
*     *     *

     Executed this 12th day of November, 2007.

Sterling Chemicals, Inc.

By:	/s/ Richard K. Crump

Printed Name:	Richard K. Crump

Title:	President and Chief Executive Officer

Important Note
Prudential Financial, its contractors, and any employees of Prudential Financial or its contractors cannot provide you with legal advice in connection with the execution of this document. Prior to execution of this document, you should consult your attorney on whether this document is appropriate for you.

Addendum A
This Addendum to the Plan is adopted to comply with final and temporary regulations issued under Code Section 401(a)(9).
Section I
Definitions
1.1	Definitions
For purposes of this Addendum the following terms have the following meanings. Except as otherwise specifically provided herein, any term defined in Section 1.1 of the Plan has the meaning given such term in such Section.
A Participant’s “designated beneficiary” means the individual who is designated as the Participant’s Beneficiary under the Plan and is the designated beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.
A “distribution calendar year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first “distribution calendar year” is the calendar year immediately preceding the calendar year which contains the Participant’s “required beginning date”. For distributions beginning after the Participant’s death, the first “distribution calendar year” is the calendar year in which distributions are required to begin under Section 3.2 of this Addendum.
A Participant’s or Beneficiary’s “life expectancy” means his life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.
A Participant’s “required beginning date” means his Required Beginning Date as defined in Section 1.1 of the Plan.
Section II
General Rules
2.1	Effective Date
The provisions of this Addendum will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

2.2	Precedence
The requirements of this Addendum will take precedence over any inconsistent provisions of the Plan.
2.3	Requirements of Treasury Regulations Incorporated
All distributions required under this Addendum will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).
2.4	TEFRA Section 242(b)(2) Elections
Notwithstanding the other provisions of this Addendum, other than Section 2.3, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.
Section III
Time and Manner of Distribution
3.1	Required Beginning Date
A Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.
3.2	Death of Participant Before Distributions Begin
If a Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
(a)	If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(b)	If the Participant’s surviving Spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c)	If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(d)	If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Section 3.2, other than Section 3.2(a), will apply as if the surviving Spouse were the Participant.
For purposes of this Section 3.2 and Section VI, distributions are considered to begin on the Participant’s required beginning date (or, if Section 3.2(d) applies, the date distributions are required to begin to the surviving Spouse under Section 3.2(a)). If annuity payments irrevocably commence to a Participant before the Participant’s required beginning date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under Section 3.2(a)), the date distributions are considered to begin is the date distributions actually commence.
3.3	Form of Distribution
Unless a Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year, distributions will be made in accordance with Sections IV, V and VI of this Addendum. If a Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury Regulations. Any part of a Participant’s interest that is in the form of an individual account described in Code Section 414(k) will be distributed in a manner satisfying the requirements of Code Section 401(a)(9) and the Treasury Regulations that apply to individual accounts.
Section IV
Determination of Amount To Be Distributed Each Year
4.1	General Annuity Requirements
If a Participant’s interest is paid in the form of annuity distributions under the Plan, payments under the annuity will satisfy the following requirements:
(a)	the annuity distributions will be paid in periodic payments made at intervals not longer than one year;

(b)	the distribution period will be over a life (or lives) or over a period certain not longer than the period described in Section V or VI;

(c)	once payments have begun over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted;

(d)	payments will either be nonincreasing or increase only as follows:
(1)	by an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics;

(2)	to the extent of the reduction in the amount of the Participant’s payments to provide for a survivor benefit upon death, but only if the Beneficiary whose life was being used to determine the distribution period described in Section V dies or is no longer the Participant’s Beneficiary pursuant to a qualified domestic relations order within the meaning of Code Section 414(p);

(3)	to provide cash refunds of accumulated contributions upon the Participant’s death; or

(4)	to pay increased benefits that result from a Plan amendment.
4.2	Amount Required to be Distributed by Required Beginning Date
The amount that must be distributed on or before a Participant’s required beginning date (or, if the Participant dies before distributions begin, the date distributions are required to begin under Section 3.2(a) or (b)) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bi-monthly, monthly, semi-annually, or annually. All of the Participant’s benefit accruals as of the last day of the first distribution calendar year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant’s required beginning date.
4.3	Additional Accruals After First Distribution Calendar Year
Any additional benefits accruing to a Participant in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.
Section V
Requirements For Annuity Distributions
That Commence During Participant’s Lifetime
5.1	Joint Life Annuities Where the Beneficiary Is Not the Participant’s Spouse
If a Participant’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a non-Spouse Beneficiary, annuity payments to be made on or after the Participant’s required beginning date to the designated beneficiary after the Participant’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A-2 of Section 1.401(a)(9)-6T of the Treasury Regulations. If the form of distribution combines a joint and survivor annuity for the joint lives of the Participant and a non-Spouse Beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the designated beneficiary after the expiration of the period certain.
5.2	Period Certain Annuities
Unless the Participant’s Spouse is the sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant’s lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations for the calendar year that contains the Annuity Starting Date. If the Annuity Starting Date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations plus the excess of 70 over the age of the Participant as of the Participant’s birthday in the year that contains the Annuity Starting Date. If the Participant’s Spouse is the Participant’s sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant’s applicable distribution period, as determined under this Section 5.2, or the joint life and last survivor expectancy of the Participant and the Participant’s Spouse as determined under the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the calendar year that contains the Annuity Starting Date.
Section VI
Requirements For Minimum Distributions
Where Participant Dies Before Date Distributions Begin
6.1	Participant Survived by Designated Beneficiary
Except as elected by the Sponsor, if a Participant dies before the date distribution of his or her interest begins and there is a designated beneficiary, the Participant’s entire interest will be distributed, beginning no later than the time described in Section 3.2(a) or (b), over the life of the designated beneficiary or over a period certain not exceeding:
(a)	unless the Annuity Starting Date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year immediately following the calendar year of the Participant’s death; or

(b)	if the Annuity Starting Date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year that contains the Annuity Starting Date.
6.2	No Designated Beneficiary
If a Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
6.3	Death of Surviving Spouse Before Distributions to Surviving Spouse Begin
If a Participant dies before the date distribution of his or her interest begins, the Participant’s surviving Spouse is the Participant’s sole designated beneficiary, and the surviving Spouse dies before distributions to the surviving Spouse begin, this Section will apply as if the surviving Spouse were the Participant, except that the time by which distributions must begin will be determined without regard to Section 3.2(a).

Exhibit B
Self-Insured Benefit Agreements
     The following documents shall be Self-Insured Benefit Agreements under the Plan, and the terms and conditions of each are herein incorporated into the Plan by reference:

Plan	Description
Sterling Chemicals, Inc. Salaried Employees’ Flexible Spending Account Plan	Self-funded Health FSA

Sterling Chemicals, Inc. Hourly Employees’ Flexible Spending Account Plan	Self-funded Health FSA

Sterling Chemicals, Inc. Dental Assistance Plan for Hourly-Paid Employees	Self- funded dental benefit for hourly employees.

Sterling Chemicals, Inc. Dental Assistance Plan for Salaried Employees	Self- funded dental benefit for salaried employees.

Sterling Chemicals, Inc. Key Employee Protection Plan	self- funded benefit for key employees.

Sterling Chemicals, Inc. Medical Benefits Plan for Hourly-Paid Employees (PPO Component Only)	Self-funded portion of hourly medical plan

Sterling Chemicals, Inc. Medical Benefits Plan for Salaried Employees (PPO Component Only)	Self-funded portion of salaried medical plan

Sterling Chemicals, Inc. Medical Benefits Plan for Retirees (PPO Component Only)	Self-funded portion of retiree medical plan

Sterling Chemicals, Inc. Prescription Drug Benefits Plan for Hourly-Paid Employees (PPO Component Only)	Self-funded portion of hourly prescription drug plan

Sterling Chemicals, Inc. Prescription Drug Benefits Plan for Salaried Employees (PPO Component Only)	Self-funded portion of salaried employees' prescription drug plan

Sterling Chemicals, Inc. Prescription Drug Benefits Plan for Retirees (PPO Component Only)	Self-funded portion of retiree prescription drug plan

B-i